As filed with the Securities and Exchange Commission on December 21, 2000

                        Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      WIN OR LOSE ACQUISITION CORPORATION
            (Exact name of registrant as specified in its charter)

        DELAWARE                     6770                   59-3685745
    (State or other               (Primary              (I.R.S. Employer
    jurisdiction of               Standard             Identification  No.)
    incorporation or             Industrial
     organization)              Classification
                                 Code Number)


                              1612 North Osceola
                           Clearwater, Florida 33755
                                (727) 443-3434
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                Sally A. Fonner
                              1612 North Osceola
                           Clearwater, Florida 33755
                                (727) 443-3434
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                WITH COPIES TO:

       John L. Petersen, Esq.                    J. David Washburn, Esq.
          Petersen & Fefer                         Arter & Hadden LLP
        Chateau de Barbereche                 1717 Main Street, Suite 4100
     Switzerland 1783 Barbereche                Dallas, Texas 75201-4605
          41(0)26-684-0500                           (214) 761-4309
Voicemail and Facsimile: (212) 401 4750         Facsimile (214) 741-7139
           jlp@ipo-law.com                      dwashbur@arterhadden.com

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                 Registration Fee Calculation on Following Page


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
   Title of Each Class of                               Proposed Maximum     Proposed Maximum          Amount of
        Securities to                    Amount to be     Offering Price        Aggregate            Registration
        be Registered                     Registered       Per Unit (1)     Offering Price(1)           Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
To be sold to the public for cash           500,000              $0.25             $125,000                 $33
To be issued as compensation (2)            500,000              $0.25             $125,000                 $33
To be offered by selling stockholders (3) 1,500,000              $0.25             $375,000                 $99
To be issued for future acquisitions (3) 12,500,000              $0.25           $3,125,000                $825
-------------------------------------------------------------------------------------------------------------------
TOTAL                                    15,000,000                              $3,750,000                $990
===================================================================================================================

(1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457.

(2) The compensation shares will be issued to individuals selected by our board of directors as compensation for services to be rendered during the period between the completion of our initial public offering and the commencement of our Rule 419 reconfirmation offering. Pursuant to Rule 457, the aggregate fair market value of these future services has been estimated at $125,000 for purposes of calculating the registration fee.

(3) If the offering price of the stock to be offered by selling stockholders and/or the value of the stock to be issued for future acquisitions increases, we will recalculate the registration fee in accordance with Rule 457 and pay an additional registration fee in connection with our post-effective amendment.

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

     THIS REGISTRATION STATEMENT RELATES TO A CONTINUOUS AND INTEGRATED OFFERING OF SECURITIES THAT WILL REQUIRE THE USE OF AT LEAST THREE DIFFERENT FORMS OF THE
PROSPECTUS:

o OUR FIRST PROSPECTUS IS INCLUDED IN THIS REGISTRATION STATEMENT AND WILL BE USED IN CONNECTION WITH OUR BLANK CHECK OFFERING OF COMMON STOCK TO THE PUBLIC PURSUANT TO RULE 419.

o THIS REGISTRATION STATEMENT ALSO INCLUDES A PRELIMINARY FORM OF A PROSPECTUS SUPPLEMENT THAT WILL BE USED IN CONNECTION WITH OUR PLANNED OFFERINGS OF COMPENSATION SHARES AND ACQUISITION SHARES AND OUR SELLING STOCKHOLDERS' PLANNED OFFERING OF FOUNDERS' SHARES. UPON COMPLETION OF OUR INITIAL PUBLIC OFFERING, WE WILL FILE A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT CONTAINING A DEFINITIVE PROSPECTUS SUPPLEMENT.

o OUR THIRD PROSPECTUS WILL BE INCLUDED IN A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT THAT WILL BE FILED AFTER THE EXECUTION OF PRELIMINARY AGREEMENTS RELATING TO A SPECIFIC BUSINESS COMBINATION TRANSACTION. THE THIRD PROSPECTUS WILL BE USED TO FINALIZE THE TERMS OF OUR PROPOSED BUSINESS COMBINATION.

o IF POSSIBLE, WE WILL INTEGRATE THE PROSPECTUS FOR OUR RULE 419 RECONFIRMATION OFFERING IN THE THIRD FORM OF PROSPECTUS. IF THE COMPLEXITY OF A TRANSACTION MAKES SUCH INTEGRATION UNDESIRABLE, WE WILL PREPARE A FOURTH PROSPECTUS FOR USE IN CONNECTION WITH OUR RECONFIRMATION OFFERING.

Preliminary Prospectus                                     Subject to Completion

                       Win or Lose Acquisition Corporation

                         500,000 shares of common stock

       We are offering to sell 500,000 shares to the public for cash at an offering price of $0.25 per share. After we complete this offering, we will offer to issue up to 12,500,000 shares, and our founders will offer to sell up to 1,500,000 shares, to third parties in connection with a future business combination. We will also issue 500,000 shares to our officers, directors and advisors as compensation for services that will be rendered after we complete this offering. We will not receive any proceeds from the sale of shares by our founders or the issuance of compensation shares.

       We are a recently organized company and have not engaged in any business to date. We have no specific plans to engage in any particular business in the future. We have $44,500 in cash and no other tangible assets at the date of this prospectus. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with another company that has both business history and operating assets. See "Proposed Business." The offering price for our shares does not bear any relationship to established valuation standards.

       We are a "blank check company," as defined in Securities and Exchange Commission Rule 419. This is an initial public offering of our shares. We will sell the 500,000 shares offered by us on a "best efforts, all or none" basis for a period of 90 days from the date of this prospectus. We are offering the shares in 1,000 share blocks. The minimum subscription we will accept from any investor is 1,000 shares and the maximum subscription we will accept is 10,000 shares. We intend to offer the shares on a "self-underwritten" basis. Accordingly, our officers and directors will attempt to sell the shares without the assistance of a professional underwriter.

       We will deposit your money in a segregated subscription escrow until we have received subscriptions for 500,000 shares. If all of the shares are not purchased within 90 days, we will terminate this offering and refund your money, together with any interest we earn on the subscription escrow. If we successfully complete the offering, 10% of the subscription proceeds will be immediately released to us. The remaining 90% of the subscription proceeds, together with the stock certificates for the shares purchased by investors, will be retained in escrow for the benefit of investors until we comply with the requirements of Rule 419 and complete a business combination.

       There has never been a public market for our shares. You will not receive your stock certificate or be permitted to sell your shares until we comply with the requirements of Rule 419 and complete a business combination. At that time, you will be allowed to sell your shares, but there can be no assurance that anyone will want to buy them. If a public market for our shares develops, it is likely to be illiquid and volatile.

    Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this
  Prospectus is truthful OR complete. Any representation to the contrary is a criminal offense.

      OUR Shares are EXTREMELY speculative. The offering described in this
       Prospectus involves a VERY high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in OUR Shares.
                     See "Risk Factors" Beginning on page 4.

===========================================================================================================================
                                                  Price to                Underwriting                Proceeds to
                                                 Public (1)               Discounts and               the Company
                                                                         Commissions (2)
---------------------------------------------------------------------------------------------------------------------------
         Per share                                 $0.25                         --                       $0.25
---------------------------------------------------------------------------------------------------------------------------
         TOTAL OFFERING (3)                     $125,000                         --                    $125,000
===========================================================================================================================

(1) Subscribers should make their check payable to "____________ Bank - Subscription Escrow Agent for Win or Lose Acquisition Corporation."

(2) We will not pay any underwriting discounts, selling commissions or finders' fees in connection with this offering.

(3) We expect to pay out-of-pocket cash expenses of approximately $12,500 in connection with this offering.

       Any changes to this offering will be made by means of an amendment to our registration statement and this prospectus. Since this offering is subject to Rule 419, you will not receive a certificate for your shares until the
safekeeping,   disclosure  and  reconfirmation  requirements  of  Rule  419  are satisfied.



             The date of this preliminary prospectus is ___________

       WE ARE OFFERING THE SHARES SUBJECT TO PRIOR SALE, THE REQUIREMENTS OF RULE 419 AND THE APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL. WE RESERVE THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THIS OFFERING AT ANY TIME AND TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.


















































       UNTIL 90 DAYS AFTER THE DATE WHEN THE SUBSCRIPTION FUNDS AND THE CERTIFICATES FOR THE SHARES ARE RELEASED FROM THE RULE 419 ESCROW, ALL DEALERS THAT EFFECT TRANSACTIONS IN OUR SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                TABLE OF CONTENTS

Discussion of Securities and Exchange Commission Rule 419 .................    v

Prospectus Summary ........................................................    1

Summary Financial Information .............................................    3

Risk Factors ..............................................................    4

Arbitrary Determination of Offering Price .................................   12

Use of Proceeds ...........................................................   12

Capitalization ............................................................   13

Dilution ..................................................................   14

Managements' Discussion and Analysis of
Financial Condition and Results of Operations .............................   15

Proposed Business .........................................................   17

Selling Stockholders ......................................................   25

Management ................................................................   25

Principal Stockholders ....................................................   30

Certain Transactions ......................................................   31

Description of Securities .................................................   32

Shares Eligible for Future Sale ...........................................   33

Plan of Distribution ......................................................   34

Experts ...................................................................   36

Legal Matters .............................................................   36

Where You Can Find Additional Information .................................   37

Complete Text of Rule 419 .........................................   Appendix I

Investor Tips: Blind Pool Investment Offerings ...................   Appendix II

Index to Financial Statements ............................................   F-1

Instructions for Investors ...............................................   S-1

Subscription Agreement for Shares of Common Stock ........................   S-1

                       THIS PAGE INTENTIONALLY LEFT BLANK

             THE OFFERING DESCRIBED IN THIS PROSPECTUS IS SUBJECT TO
                   SECURITIES AND EXCHANGE COMMISSION RULE 419

       We are a "blank check company," as defined in Securities and Exchange Commission Rule 419, and this offering is subject to the requirements of that rule. Our offering may also be referred to as a "blind pool" because neither you nor we know what our business will ultimately be. The following introductory information explains the requirements of Rule 419 and describes the procedures we will follow to insure compliance therewith. Appendix I to this prospectus is the full text of Rule 419. Appendix II to this prospectus is a discussion of "Blind Pool Investment Offerings" that was released by the North American Securities Administrators Association in April 1997.

Introduction to Rule 419

       Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. In response, the SEC has adopted Rule 419, which requires blank check companies like ours to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

o Depositing at least 90% of the subscription proceeds in an interest-bearing escrow for the benefit of investors until the requirements of Rule 419 have been satisfied and an acquisition has been completed.

o Giving investors an opportunity to reconsider their decision after reviewing a final prospectus containing detailed disclosure on any proposed acquisition that is valued at 80% or more of the subscription proceeds.

o Providing for the pro rata distribution of the escrowed subscription proceeds, which we refer to in this prospectus as "escrowed funds," to any investors who do not reconfirm their subscriptions.

o Providing for the automatic distribution of all escrowed funds if (a) an acquisition is not completed within 18 months, or (b) a specified percentage of investors do not reconfirm their investments in writing.

       The offering described in this prospectus has been structured to comply with Rule 419. In addition, our Certificate of Incorporation requires our board of directors to promptly liquidate our company if (a) we are unable to negotiate an acquisition within 15 months after the date of this prospectus, or (b) we are unable to close an acquisition within 17 months after the date of this prospectus. If the mandatory liquidation provisions of our Certificate of Incorporation become operative, you will be entitled to receive:

o A distribution from the Rule 419 escrow equal to your pro rata share of the escrowed funds: plus

o A liquidating distribution from our company equal to your pro rata share of our remaining assets.

       Our founders and the persons who subsequently receive compensation shares will not be entitled to share in any distributions from the Rule 419 escrow.
They will, however, be entitled to receive their pro rata share of any liquidating distributions we make to our stockholders.

Specific Rule 419 Compliance Procedures

       We will deposit your money in a subscription escrow account with _______________ as escrow agent until we have received subscriptions for 500,000 shares. If all 500,000 shares are not purchased within 90 days, we will terminate the offering and refund your money, together with any interest we earn on your money while it is held in the subscription escrow. When we have sold all 500,000 shares and deposited $125,000 in our subscription escrow, we will establish a separate "Rule 419 escrow" with _______________ as escrow agent. Promptly thereafter, we will:

o Deliver certificates for all shares purchased by investors to the Rule 419 escrow.

o        Instruct  the   subscription   escrow  agent  to  release  10%  of  the
         subscription proceeds to us and transfer 90% of the subscription proceeds, together with any previously earned interest income, to the Rule 419 escrow.

o Instruct the escrow agent to invest the escrowed funds in insured bank deposits, money market mutual funds, or U.S. Government obligations until we have complied with the requirements of Rule 419.

       If we sell all 500,000 shares, we will not separately account for interest earned on the subscription escrow. Instead, all interest income from the subscription escrow will be added to the proceeds of this offering. Thereafter, the amount of escrowed funds on any given date will equal the sum of
(a) $112,500 in subscription proceeds, (b) the interest earned on the subscription escrow, and (c) the interest earned on the escrowed funds. If we are required to make a distribution to investors from the Rule 419 escrow, the escrow agent will determine the balance of escrowed funds as of the distribution date, and then divide that balance by 500,000 to arrive at a per share distribution value.

       The shares on deposit in the Rule 419 escrow will be represented by individual stock certificates that are issued in the names of the owners thereof. While the shares are held in the Rule 419 escrow, the owners will be entitled to all of the voting and other rights of stockholders of our Company, including the right to share in any liquidating distributions we may make. Shares on deposit in the Rule 419 escrow may not, however, be offered for sale, sold or transferred, in whole or in part, except upon death, or pursuant to a qualified domestic relations order.

       The escrow agent will hold the escrowed funds and the stock certificates for the benefit of the investors until we send the escrow agent a written notice that we have complied with the requirements of Rule 419. When we issue compensation shares, we will also be required to deliver the certificates for those shares to the escrow agent.

       Once the Rule 419 escrow is established, we will begin our efforts to identify a target and negotiate the terms of a business combination. Before a business combination can be completed, and before the escrowed funds and the stock certificates can be released from the Rule 419 escrow:

o We will file a post-effective amendment to our registration statement containing a prospectus supplement that provides detailed information on the results of this offering, the number of purchasers, the proceeds received, the expenses paid and the terms of our offering to the owners of potential targets. This prospectus and the prospectus supplement will then be used in connection with our issuance of compensation shares and our preliminary discussions with potential targets.

o When we decide to enter into a business combination with a specific target, we will negotiate a preliminary agreement that is contingent on
         (a) the delivery of a final prospectus to the persons who will be entitled to receive acquisition shares or founders' shares in connection with the transaction, and (b) the successful completion of our reconfirmation offering.

o We will then file a second post-effective amendment to our registration statement containing detailed information (including audited and pro forma financial statements) with respect to the target, its business, the terms of the proposed transaction and the terms of any agreements with our founders.

o Before conducting our reconfirmation offering, we will deliver a final prospectus to each person who will be entitled to receive acquisition shares or founders' shares in connection with the transaction. Then we will execute definitive agreements that are only subject to the completion of our reconfirmation offering.

o        After  executing  definitive  agreements,   and  filing  an  additional
         post-effective   amendment  if  necessary,  we  will  provide  a  final
         prospectus to each investor and conduct our reconfirmation offering.

       In connection with our reconfirmation offering, you will be given not less than 20 days nor more than 45 days from the date of our final prospectus to notify us in writing whether you want to remain a stockholder of our company. Any investor who does not send us a written reconfirmation of his subscription will automatically receive a distribution equal to his pro rata share of the escrowed funds. Unless a specified percentage of investors reconfirm their subscriptions in writing, all of the escrowed funds will be distributed to the investors and all of the escrowed stock certificates will be returned to us for cancellation.

       After the completion of our reconfirmation offering and the closing of a business combination, we will send a notice of completion to the escrow agent. This notice of completion will include a copy of our final prospectus and identify the investors who have reconfirmed their intent to remain stockholders. Upon the receipt of this notice, the escrow agent will mail distribution checks to all investors who have not reconfirmed their subscriptions and release the balance of the escrowed funds to us. Concurrently, the escrow agent will mail stock certificates to all investors who have reconfirmed their subscriptions, mail stock certificates to all persons who have received compensation shares and return all other stock certificates to us for cancellation.

                               PROSPECTUS SUMMARY
================================================================================

       The following is a summary of certain detailed information discussed elsewhere in this prospectus. This summary does not contain all the information you should consider before making an investment decision. You should carefully read the entire prospectus, including our financial statements and both appendixes.

The Company

       We are a "blank check company" that has approximately $44,500 in cash and no other tangible assets at the date of this prospectus. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with another company that has both business history and operating assets. We will refer to acquisition candidates as "targets" in this prospectus. We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. We will not restrict our search for a target to any particular industry. Our business plan is entirely contingent on the successful completion of this offering.

       If we complete this offering, we believe the owners of a target may conclude that a business combination with us is an attractive alternative to an initial public offering. Our belief is based on the prior experience of our officers and directors in similar transactions involving business combinations between private companies and public shells. We have not identified a target or commenced negotiations for a business combination. There can be no assurance that we will be able to identify a target or negotiate a business combination.

       We were incorporated in the State of Delaware on December 1, 2000. Our principal executive office is located at 1612 North Osceola, Clearwater, Florida 33755. Our telephone number is (727) 443-3434.

The Offering

       Our founders bought 1,500,000 shares of common stock for $45,000 in cash when they organized our company. These founders' shares are the only stock outstanding at the date of this prospectus.

       We are offering 500,000 shares of common stock to the public at a price of $0.25 per share. We are offering the shares in 1,000 share blocks. The minimum subscription we will accept from any investor is 1,000 shares and the maximum subscription we will accept is 10,000 shares. After we complete this offering, we will offer to issue up to 12,500,000 shares, and our founders will offer to sell up to 1,500,000 shares, to third parties in connection with a future business combination. All of these shares have been included in our registration statement.

       Our registration statement also includes 500,000 shares of common stock that will be issued as compensation for services rendered during the period between the completion of this offering and the commencement of our Rule 419 reconfirmation offering. Compensation shares may only be issued for bona-fide services that are actually rendered to our company. Compensation shares may not be used to pay finders' fees or commissions. If compensation shares are issued to any of our officers and directors, they must be issued to all of our officers and directors according to a predetermined formula. Subject to the foregoing, our board of directors will have unlimited discretion to select the individuals who will receive compensation shares and to determine the number of shares that will be issued to each such person. We will not receive any cash proceeds from the issuance of compensation shares.

Use of Proceeds

       We will receive total cash proceeds of $125,000 from our initial public offering. Of this amount, $112,500 will be deposited in the Rule 419 escrow and $12,500 will be released to us. We expect to pay approximately $12,500 in out-of-pocket costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations.

Risk Factors

       Rule 419 cannot reduce the extreme business risks associated with an investment in our blank check company. The price of our shares does not bear any relationship to established valuation standards. We have very limited financial resources, no ongoing business and no plans to engage in any particular business in the future. You will have no right to demand the return of your subscription funds while they are deposited in our subscription escrow or the Rule 419 escrow. You will not be able to sell your shares until after we complete a business combination. We can give you no assurance that we will be able to negotiate a business combination or that the terms of any future business combination will be advantageous to you. Any business combination we negotiate is likely to result in a change in control of our company. If we are able to negotiate a business combination, the business operations of the combined companies will be subject to a variety of risks and uncertainties that cannot presently be ascertained. We can give you no assurances that a public market will ever develop for the stock of the combined companies. If a public market develops, it is likely to be illiquid and volatile. If we are successful, the sharing of rewards between the "insider" class and the "investor" class will be highly disproportional. For all these reasons, our officers and directors believe a public offering by a blank check company involves one of the most speculative and risky investment opportunities available. Persons who cannot afford to lose their entire investment should not purchase our shares.

Plan of Operations

       If we  complete  this  offering,  we  intend  to issue  up to  12,500,000 acquisition shares in connection with a subsequent business combination. The acquisition shares have been included in our registration statement. Our officers and directors will have broad discretion in negotiating the structure and terms of a business combination. Accordingly, we may issue the acquisition shares in exchange for any of the following:

o        Business assets of a target or shares of its outstanding capital stock.

o        Interests in existing or newly formed partnerships or joint ventures.

o Other rights representing a direct or indirect interest in a target or its business.

o        Otherwise pursuant to the agreements providing for such acquisitions.

       All  of the  terms  of a  business  combination  will  be  determined  by
arms-length   negotiations   between  our   officers  and   directors   and  the
representatives of a potential target.

       In connection with our efforts to negotiate a business combination, our founders may offer to sell or transfer up to 1,500,000 founders' shares to the owners of a target, or other persons who are involved in the proposed transaction. The founders' shares have also been included in our registration statement. We will not receive any proceeds from the sale of the founders' shares.

       The terms of any proposed resale or other transfer of the founders' shares will be determined by arms-length negotiation between our founders and the representatives of a potential target. "Shell companies" such as ours typically maintain a market value that depends on a variety of factors. We expect that the ultimate sales price of the founders' shares will be in line with the market value for similar shells at the time of the transaction.

       The following table provides summary pro forma information on the potential future ownership of our company if (a) all of the compensation shares are issued to our current officers and directors, (b) all of the acquisition shares are issued in connection with a business combination, and (c) all of the founders' shares are sold or transferred to persons designated by the owners of a target.

                                                      Original      Stock issuances    Likely future     Percent
Current Officers and Directors                        holdings        and (sales)        ownership      of total
Founders' shares                                     1,500,000        (1,500,000)              --
Issuance of compensation shares                             --           500,000          500,000
                                                            --          --------          -------
Total                                                1,500,000        (1,000,000)         500,000          3.33%

Investors in this offering                                  --           500,000          500,000          3.33%

Owners of the target
Purchase of founders' shares                                --         1,500,000        1,500,000
Issuance of acquisition shares                              --        12,500,000       12,500,000
                                                                      ----------       ----------
Total                                                                 14,000,000       14,000,000         93.33%
                                                                                       ----------         ------

Total shares outstanding after business combination                                    15,000,000        100.00%
                                                                                       ==========        =======

       Before a business combination can be completed, we must file a post-effective amendment to our registration statement and deliver a final prospectus to each investor. Our final prospectus will provide detailed information on the terms of the proposed business combination and the terms of any agreements for the sale or transfer of the founders' shares. Investors will then have not less than 20 days and no more than 45 days to determine whether they want to remain stockholders of our company.

                          SUMMARY FINANCIAL INFORMATION

       The following table presents summary information on our financial condition and results of operations as of December 20, 2000 and for the period from December 1, 2000 (inception) through December 20, 2000. It also presents two pro forma cases. The first pro forma case gives immediate effect to the completion of this offering. The second pro forma case gives immediate effect to the completion of this offering and the issuance of 500,000 compensation shares. The Summary Financial Information is qualified in its entirety by our financial statements.

Statement of Operations Data                                                     Pro forma as after adjustment for
                                                                  Actual         This offering     Stock issuance
Net revenue                                                            --                  --               --
Operating expenses (1)                                                 --                  --         $125,000
                                                                                                      --------
Net loss                                                               --                  --         $125,000
                                                                                                      ========
Net loss per common share                                              --                  --             $.05
Common shares outstanding                                       1,500,000           2,000,000        2,500,000

Rule 419 Escrow Data                                                             Pro forma as after adjustment for
                                                                  Actual         This offering     Stock issuance
Cash in Rule 419 Escrow (2)                                            --            $112,500         $112,500
Shares in Rule 419 Escrow (3)                                          --             500,000        1,000,000

Balance Sheet Data                                                               Pro forma as after adjustment for
                                                                  Actual         This offering     Stock issuance
Cash in banks (4)                                                 $44,500            $ 44,500         $ 44,500
Organization costs                                                    500                 500              500
Deferred offering costs (4)(5)                                         --              12,500           12,500
                                                                       --             -------          -------
Total assets                                                      $45,000             $57,500          $57,500
                                                                  =======             =======          =======

Long-term debt                                                         --                  --               --

Common stock (3)(5)                                                 1,500               2,000            2,500
Additional paid-in capital (1)(4)(6)                               43,500              55,000          180,000
Deficit accumulated during development stage (1)                       --                  --        ( 125,000)
                                                                       --                  --        ----------
Total stockholders' equity                                        $45,000             $57,500         $ 57,500
                                                                  =======             =======         ========

(1) The compensation shares will be issued during the period between the completion of our IPO and the commencement of our reconfirmation offering. The table assumes that (a) all such shares will be valued at $0.25 for accounting purposes, and (b) all issuances will be accounted for as a current expense.
(2) The cash in the Rule 419 escrow will not be an asset of our company until after the reconfirmation offering.
(3) Under ss.152 of the General Corporation Law of Delaware, the shares sold to investors and delivered to the escrow agent will be deemed to be fully paid and nonassessable stock upon issuance. Such shares will, however, be subject to the escrow, reconfirmation and additional payment requirements discussed in this prospectus.
(4) Adjusted to reflect the receipt of $12,500 in subscription proceeds and the payment of $12,500 in offering costs.
(5) Deferred offering costs of $12,500 will be carried as an intangible asset until we complete a business combination transaction, when they will be charged against additional paid-in capital.
(6) In connection the preparation of our registration statement, one of our founders hired his own lawyers to review his legal conclusions and edit
     various   documents   prepared  by  him.  The  associated   legal  fees  of
     approximately $10,000 were paid from personal funds, have not been reflected in our financial statements and will not be reimbursed by us.


                                  RISK FACTORS

       Our shares are extremely speculative and the offering described in this prospectus involves a very high degree of risk. In fact, our officers and directors believe that a public offering by a blank check company like ours involves one of the most speculative and risky investment opportunities available. You should carefully consider the specific risks described below, together with the other information in this prospectus, before making a decision to invest in our shares. Persons who cannot afford to lose their entire investment should not purchase our shares.

General Risks of Rule 419 Offerings

       You will not be able to withdraw your money from the subscription escrow or the Rule 419 escrow.

       All subscriptions to purchase shares are irrevocable upon receipt by our subscription escrow agent. Accordingly, you will have no right to withdraw your money from the subscription escrow during the offering period. If we successfully complete this offering, you will have no right to withdraw your money from the Rule 419 escrow. If we negotiate a business combination, you will be given an opportunity to either reconfirm your investment, or receive a refund of your pro rata share of the escrowed funds. If we fail to complete a business combination, you will receive a liquidating distribution equal to your pro rata share of our remaining assets, together with a distribution from the Rule 419 escrow equal to your pro rata share of the escrowed funds. You should not purchase our shares if you are seeking investment liquidity.

       Our subscription escrow will be invested at ordinary passbook savings rates and we will keep the interest if this offering is successfully completed.

       The funds we deposit in our subscription escrow will be held in an insured bank deposit at ordinary passbook savings rates. If we fail to complete this offering, your subscription funds will be returned to you, together with any interest we earn on your money while it is deposited in the subscription escrow. If we sell all 500,000 shares offered by us, the interest we earn on the subscription escrow will be transferred to the Rule 419 escrow. In that event, you will not receive any credit for the interest we earn on your subscription funds during the period between the date of your investment and the closing date of the offering. Instead, all interest we earn on the subscription escrow will simply be treated as additional subscription proceeds and allocated among all investors on a pro rata basis.

       10% of your investment will be immediately used to pay offering costs.

       While we will deposit 90% of the offering proceeds in the Rule 419 escrow, we will use 10% of the proceeds to pay the costs of this offering. If we fail to negotiate a business combination and the mandatory liquidation provisions of our Certificate of Incorporation become operative, your share of any liquidating distribution will probably be significantly less than the 10% of your investment that was released to us.

       The escrowed funds will not generate substantial interest.

       The escrowed funds will be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. Currently, investments of this nature yield an annual return of less than 5%, far less than other investment options. If we negotiate a business combination and you reconfirm your investment, the interest we earn on the escrowed funds will be released to us. If we are obligated to distribute your share of the escrowed funds, you will also receive your pro rata share of any interest we earn.

       We will not generate any operating revenue until we complete a business combination.

       We will not generate any operating revenue until we complete a business combination. While our primary business goal is to increase stockholder value by concluding a business combination with an operating company, we cannot give you any assurance that any target we acquire will have material revenue, profitable operations or other characteristics that are prerequisites for a viable public company.

       We will have limited operating cash and may be forced to abandon our business plan.

       After paying our offering expenses and establishing the Rule 419 escrow, we will have approximately $44,500 in cash. We will use this cash to pay the costs of operating our company and the fees of our independent auditors, our outside legal counsel and any other experts we hire to assist in our investigations. If we spend our available cash and are unable to obtain additional financing, we may be forced to abandon our business plan, liquidate our company and distribute the escrowed funds to investors.

       Our officers and directors will be able to approve all corporate actions without your consent.

       After this offering, and with out giving effect to future issuances of compensation shares, our officers and directors will own 75% of our outstanding common stock. Therefore, they will have the voting power to unilaterally approve all corporate transactions without the consent of any other stockholders. You will have no effective voice in decisions made by our company.

       The process of negotiating a business combination between a public shell and a private company involves a delicate balancing of interests that is frequently unsuccessful.

       The vast majority of private companies do not have the fundamental business potential to become viable public companies. Even when a private company has the potential, a well-structured business combination can be very difficult to negotiate and implement. The full range of legal and economic consequences of a shell transaction are not well understood by most legal and financial professionals, even professionals who specialize in securities matters. Therefore, it can be difficult to strike a balance between the conflicting interests of the shell and the private company. We can give you no assurance that our officers and directors have the education, experience and ability required to negotiate a well-structured business combination. Further, we can give you no assurance that the officers of a target, or the professionals employed by them, will have the education, experience and ability required to successfully implement any business combination we ultimately negotiate. If the combined companies are unable to create a sustained public market for our stock, you may be unable to sell your shares at any price.

       You will not have an opportunity to approve or reject specific terms of a proposed business combination.

       Our officers and directors will negotiate all the terms of a proposed business combination. You will have no opportunity to participate in the negotiations, or to approve or reject specific terms. When all the terms of a proposed transaction have been negotiated, we will prepare a post-effective amendment to our registration statement and distribute a final prospectus to you. This final prospectus will contain detailed information concerning:

o      The business, history and properties of the target.

o Audited financial statements of the target and pro forma financial statements of the combined companies.

o The identity and experience of the directors and executive officers of the combined companies.

o      The terms of any agreements between our company and the target.

o The terms of any agreements relating to the sale or transfer of the founders' shares.

o      The pro forma ownership of our stock after the business combination.

o Other information required by applicable SEC rules, regulations and practice.

       While you will have the opportunity to decide whether you want to remain a stockholder of our company, you will have no opportunity to approve or disapprove of specific business terms proposed.

       We will probably not be able to make multiple acquisitions and our reconfirmation offering will be a one time "take it or leave it" proposition.

       Under Rule 419, we are required to file a post-effective amendment to our registration statement, deliver a final prospectus and conduct our reconfirmation offering as soon as we enter into acquisition agreements with an aggregate value that equals or exceeds 80% of the subscription proceeds, or $100,000 in the case of this offering. We are not likely to pursue a business combination that represents less than $100,000 in value. Therefore, we will probably not be able to make multiple acquisitions before we conduct our reconfirmation offering. If we select a target and make a reconfirmation offering that is not acceptable to our investors, we will not be given a second opportunity. Therefore, our reconfirmation offering will be a one time "take it or leave it" proposition.

       You may not be able to rely on the collective business judgment of our other investors.

       Rule 419 does not establish a predetermined percentage of investors that must reconfirm their subscriptions before a business combination can be completed. Instead, it only requires that our final prospectus disclose the reconfirmation threshold negotiated by the parties. If a proposed business combination provides for a relatively low reconfirmation threshold, investors will not be able to rely on the collective business judgment of a large number of other investors in making their individual reconfirmation decisions. Conversely, if a proposed business combination provides for a relatively high reconfirmation threshold, our other investors, as a group, may have the power to effectively overrule your affirmative investment decision.

       We expect a business combination to result in a change in control.

       We intend to issue acquisition shares to effect a business combination and are unlikely to enter into an acquisition agreement with a value of less than $2,000,000. Therefore we expect a business combination to result in a change in voting control of our company. We also expect that the owners of a target will ask our current officers and directors to sell their founders' shares and resign in connection with a business combination. After a change in control, the owners of the target will have the right to appoint their own officers and directors, and our current stockholders will have no meaningful voice in the management of the combined companies. We can give you no assurance respecting the experience, qualifications or abilities of future management after a change in control.

       Our business combination may not be successful.

       Even if we are successful in locating, negotiating and consummating a business combination, we can give you no assurances that the combined companies will be successful. Operational risks include the possibility that the target will not ultimately or timely provide the core operations necessary for a viable commercial enterprise. In addition, lack of a defined business plan, lack of sufficient resources for success and a multitude of other factors could cause the business of the combined companies to fail. Financial risks involve the possible lack of revenues or profitable operations of the acquired business, incurrence of indebtedness and the subsequent need to service such indebtedness or the utilization of cash or other assets to consummate an acquisition. There can be no assurance that we will be able to successfully integrate the business operations of another entity with our company or that any growth opportunities anticipated as a result of a business combination will ever materialize.

       You will not be able to sell, pledge or otherwise transfer your shares until we complete a business combination and there can be no assurance that a public market for our stock will ever develop.

       We will deposit your stock certificate in the Rule 419 escrow until we complete a business combination. You will not be able to sell, pledge or otherwise transfer your shares, or any interest therein, until we have complied with Rule 419 and the escrow agent has mailed your stock certificate to you. This process may take up to 17 months. When you are able to sell your shares, there can be no assurance that anyone will want to buy them. If a public market for our stock develops, it is likely to be illiquid and volatile. Accordingly, you may be unable to sell our shares when you want to. Even if there is a market, you may not be satisfied with the market price. You should be prepared to bear the economic risk of your investment for an indefinite period of time. You should not purchase our shares if you are seeking short-term appreciation.

       Even if our stock becomes traded, we are likely to be subject to SEC regulations relating to low-priced stocks, which could have an adverse effect on the market for our shares.

       The Securities and Exchange Commission has adopted regulations concerning low-priced (or "penny") stocks. The regulations generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Our stock is likely to become, and may remain, a penny stock subject to these regulations. The regulations impose additional sales practice requirements on broker/dealers who sell penny stock to persons other than established customers and accredited investors. The additional burdens imposed upon broker/dealers by these penny stock requirements may discourage broker/dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and your ability as purchasers to sell our common stock in the secondary market. In addition, it is unlikely that any bank or financial institution will accept such penny stock as collateral, which could have an adverse effect in developing or sustaining any market for our common stock.

       The combined companies may be unable to attract market makers.

       The development of a sustained public trading market depends upon not only the existence of willing buyers and sellers, but also on the participation of qualified market makers. No market makers have expressed any interest in our company and we will do not intend to engage in discussions with potential market makers until after we have negotiated a business combination. Following the consummation of a business combination and the disbursement of the escrowed funds, we hope that a number of broker/dealers will become market makers for our shares. Should this occur, the market bid and asked prices for our shares is likely to be significantly influenced by decisions of the market makers to buy or sell the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw quotations at any time. In addition, in order to become listed on the Nasdaq Stock Market's National Market or SmallCap Market, we need to have at least three registered and active market makers. No assurance can be given that any market making activities will commence or, if commenced, that they will continue.

         Our current officers and directors will probably not have any power to influence the after-market support activities of the combined companies.

         Since we expect a business combination to result in a change in control, our current officers and directors will probably not have any power to seek a market listing for our shares or take any other action to promote or improve any public market that does develop. We intend to address after-market support issues in our negotiations with potential targets, but there can be no assurance that we will be able to negotiate suitable after-market support requirements or that any terms we negotiate will prove to be effective. If the combined companies do not devote sufficient time and resources to developing an active trading market, you may be unable to sell your shares.

       Many blank check companies are complete failures.

       There have been many cases where blank check companies have sold their shares to the public and then failed to negotiate a timely business combination. There have also been many cases where blank check companies have negotiated business combinations and the stockholders have either failed or refused to reconfirm their subscriptions. In all of these cases, the blank check companies involved were total failures from the investors' perspective. We can provide you no assurance that we will be able to negotiate a timely business combination or that our reconfirmation offering will be successful. If we fail to accomplish either of these goals, the return on your investment will be limited to your pro rata share of the escrowed funds and your pro rata share of our liquidating distribution.

Specific Risks of Our Rule 419 Offering

       The subscription proceeds released to us will only be sufficient to pay our anticipated offering costs.

       Our founders contributed $45,000 in cash when they organized our company. After paying our organization costs, we have a current cash balance of approximately $44,500. We will receive total cash proceeds of $125,000 from our initial public offering. Of this amount, $112,500 will be deposited in the Rule 419 escrow and $12,500 will be released to us. We expect to pay approximately $12,500 in out-of-pocket costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations.

       All of our officers and directors will face substantial conflicts of interest.

       Our officers and directors are not required, by contract or otherwise, to devote any specific amount of time to our business. Each of our officers and directors is actively involved in other business pursuits. Therefore, all of our officers and directors will face conflicts of interest in allocating their time between our company and their other business interests.

       All of our officers and directors have retained the right to pursue other business interests, including interests that may be competitive with the business of our company. Our officers and directors will all be obligated to present any business opportunities that come to their attention to our Board of Directors. They may also have a similar obligation to present such a business opportunity to the board of directors of a competitive entity. If any of our officers, directors or advisors becomes subject to a potential conflict of interest, the underlying facts that give rise to the potential conflict must be fully disclosed to our Board of Directors. Because of the potential for conflicting obligations, our company will not necessarily have a preferential right to exploit all opportunities that come to the attention of our officers and directors. The potential for conflicting obligations and business activities among the members of our management team may limit the opportunities available to our company.

       Our founders bought 1,500,000 shares of common stock for $45,000 when they organized our company. We believe the owners of a target will probably want to acquire or direct the disposition of these founders' shares in connection with a business combination. To facilitate the sale or transfer of the founders' shares, we have included the founders' shares in our registration statement. Investors will not be entitled to share in any proceeds from the sale of the founders' shares. Under the circumstances, it is likely that a series of related transactions will result in the transfer of business assets to our company and the payment of cash to our founders. Therefore, the personal pecuniary interests of our founders may conflict with their fiduciary duties to stockholders.

       If we lose the services of Sally A. Fonner, we would have difficulty finding a suitable target.

       Our ability to successfully identify a suitable target and negotiate a business combination will be largely dependent upon the personal efforts and abilities of Sally A. Fonner, our president. We have not entered into an employment agreement with Ms. Fonner or obtained any "key man" life insurance on her life. The loss of Ms. Fonner's services could have a material adverse effect on our ability to successfully achieve our business objectives, including selecting a suitable target and negotiating a business combination.

       If we lose the services of John L. Petersen, we may have insufficient cash resources to retain experienced outside counsel to prepare our business combination documentation and post-effective amendments.

       John L. Petersen, our general counsel, has prepared our registration statement and the bulk of our other corporate documentation. We expect that Mr. Petersen will prepare all required post-effective amendments to our registration statement and the bulk of the documentation associated with a business combination. We have not entered into an employment agreement with Mr. Petersen or obtained any "key man" life insurance on his life. The loss of Mr. Petersen's services could have a material adverse effect on our ability to prepare our business combination documentation and post-effective amendments in a cost effective manner.

       We will not be able to offer cash compensation to our officers, directors and advisors.

       Our limited cash resources will not permit us to compensate our officers, directors and advisors with cash. Instead, we will need to negotiate agreements where the principal members of our team agree to work for newly issued shares of our common stock. To facilitate the negotiation of such agreements, our registration statement includes 500,000 shares of common stock that are reserved for issuance as compensation for services rendered during the period between the completion of this offering and the commencement of our reconfirmation offering. Our officers, directors and advisors are likely to view the compensation shares as more speculative than cash and subject to numerous contingencies. This will increase the risk that our officers, directors and advisors will face conflicts of interest in allocating their time between our company and their other business interests.

       Compensation shares may only be issued for bona-fide services that are actually rendered to our company. Compensation shares may not be issued, directly or indirectly, in payment of finders' fees or commissions for the sale of our shares to investors or the introduction of a target. If compensation shares are issued to any of our officers and directors, they must be issued to all of our officers and directors according to a predetermined formula that may not be changed to reflect events occurring after the date of this prospectus. Subject to the foregoing, our board of directors will have unlimited discretion to select the individuals who will receive compensation shares and to determine the number of shares that will be issued to each such person.

       When our board of directors approves an award of compensation shares, the stock certificate for such shares will be issued in the name of the owner and deposited in the Rule 419 escrow. If we negotiate a business combination and successfully complete our reconfirmation offering, the compensation shares will be released from the Rule 419 escrow at the same time and in the same manner as the shares sold to investors. If we fail to negotiate a business combination, the owners of compensation shares will only be entitled to receive their pro rata share of any liquidating distributions we make to our stockholders. Conversely, if we negotiate and close a business combination, the compensation shares will be released from the Rule 419 escrow at the same time as the shares sold to investors. Thereafter, subject to the contractual resale restrictions and the requirements of applicable law, the owners of compensation shares will be entitled to resell them from time to time. Future stock sales by the holders of compensation shares may adversely impact the market price of our common stock.

       We do not intend to begin negotiations with potential targets until we complete this offering.

       While our officers and directors believe, based on prior business experience, that suitable targets currently exist, we have not commenced negotiations with any potential targets or made any commitments to enter into negotiations. We do not intend to begin any negotiations until we complete this offering. If an acquisition becomes probable before we complete this offering, Rule 419 will require that we suspend the offering, file a post-effective amendment to our registration statement and conduct our reconfirmation offering immediately.

       We may not be able to identify a target and complete a business combination in a timely fashion.

       Our Certificate of Incorporation requires our board of directors to promptly liquidate our company if (a) we are unable to negotiate a business combination within 15 months after the date of this prospectus, or (b) we are unable to close a business combination within 17 months after the date of this prospectus. In addition, the 18-month time limit of Rule 419 is absolute and there are no provisions for extensions. If we do not complete a business combination in a timely fashion, our company will be liquidated and you will be entitled to receive:

o A distribution from the Rule 419 escrow equal to your pro rata share of the escrowed funds; plus

o A liquidating distribution from our company equal to your pro rata share of our remaining assets.

       The search for a suitable target can be very time consuming. The vast majority of private companies do not have the business potential to become viable public companies. There can be no assurance that we will be able to identify a suitable target in a timely manner. If we are unable to identify a suitable target in a timely manner, we will be forced to abandon our business plan in its entirety. This will increase the risk that we might truncate our due diligence procedures, lower our expectations or liberalize our selection standards with the passage of time.

       Business combinations are complex transactions that frequently take a long time to investigate, structure, negotiate and document. We expect to encounter significant delays during the due diligence process. We may also encounter significant delays in negotiating the specific terms and conditions of a business combination. After we have negotiated and documented a business combination, we will be required to file a post-effective amendment to our registration statement before we can commence our reconfirmation offering. This process may also result in unforeseen delays as we coordinate the response to any questions, comments or requests for additional information that may arise.

       We may not accurately assess the qualifications of management of a potential target business.

       We cannot assure you that our assessment of the skills, qualifications and abilities of the management of a target will prove to be correct, especially in light of the inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that the management of a prospective target will have the necessary skills, qualifications and abilities to manage a public company.

       Since we have not identified a target or selected a particular industry, we are unable to ascertain the merits or risks of the business or industry in which we may ultimately operate.

       We have not identified a target and do not intend to focus our search for a target in any particular industry. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of a particular target or the industry in which we may ultimately operate. After the completion of a business combination, we will be subject to both the specific risks of our target and the more general risks of the industry in which the target operates. Although our management will endeavor to evaluate the risks inherent in a target and the industry in which it operates, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

       All of our outstanding stock and all the stock we intend to issue has been included in and registered by our registration statement.

       The offering described in this prospectus is part a continuous and integrated offering of securities that started when we filed our registration statement and will not end until we have closed a business combination transaction. Therefore we have included all of our outstanding stock and all the stock we intend to issue in our registration statement. If we successfully complete this offering, our reconfirmation offering and a business combination, all of our outstanding stock will have been registered under the Securities Act of 1933 and will be eligible for resale, subject only to the applicable rules and regulations of the SEC. The existence of a large number of freely transferable shares will make it more difficult to establish a trading market for the stock of the combined companies and contribute to the volatility of any market that does develop.

       Our regulatory status may make a business combination more complex and expensive.

       In connection with this offering, we filed a Form S-1 registration statement with the SEC. While we were eligible to file as a Small Business Issuer, we believe the filing of a Form S-1 registration statement will increase our flexibility in structuring a business combination, and make our company more desirable to some potential targets. Our decision to file a Form S-1 registration statement may also make it more difficult for us to comply with the requirements of Rule 419 and finalize a business combination. All our future filings with the SEC must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. As a result of the added regulatory complexity, the owners of a potential target may decide that added cost of regulatory compliance will make a business combination with our company less desirable than a transaction with a competing public shell.

       The sale of a substantial number of shares in the public market following the completion of a business combination could adversely affect the price for our stock.

       After completing a business combination, we will have up to 15,000,000 shares of common stock outstanding and all those shares will have been registered under the Securities Act of 1933 and be eligible for resale. While we believe the bulk of our shares will be subject to legal or contractual restrictions on resale, we can offer you no assurance that substantial amounts of our stock will not be eligible for immediate resale.

       Under Securities and Exchange Commission Rule 144, the term "restricted securities" includes stock that has been registered under the Securities Act of 1933, but is held by a person who is an "affiliate" of the issuer of such securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities. Therefore the term affiliate generally includes all officers, directors and owners of 10% or more of an issuer's securities.

       A stockholder's ability to resell registered shares of our stock will be dependent on (a) his status as an affiliate of our company before the business combination, (b) his status as an affiliate of the target before the business combination, and (c) his status as an affiliate of the combined companies after the business combination. In general,

o Purchasers of shares in this offering (including recipients of compensation shares who are not affiliates of our company) will be allowed to resell their shares without legal restriction when we complete a business combination and at any time thereafter.

o Current stockholders of a target who are not affiliates of the target or the combined companies will be allowed to resell their shares without legal restriction when we complete a business combination and at any time thereafter.

o Persons who are affiliates of our company or the target, but are not affiliates of the combined companies, will be required to comply with the notice, manner of sale and volume limitations of SEC Rule 144 for a period of 90 days after the completion of a business combination. Thereafter, they will be allowed to resell their shares without legal restriction.

o Persons who are affiliates of the combined companies will be required to comply with the notice, manner of sale and volume limitations of SEC Rule 144 for as long as they retain that status.

       We intend to incorporate significant contractual resale restrictions in the personal service agreements relating to the issuance of compensation shares. We will also try to negotiate comparable contractual resale restrictions as an element of any proposed business combination, but there is no assurance that we will be successful. The terms of all contractual resale restrictions will be described in our post-effective amendment and disclosed to investors in connection with our reconfirmation offering. Future stock sales by our officers, director and advisors, or the current owners of a target, may adversely impact the market price of our common stock. If a substantial number of our shares are offered for resale upon completion of a business combination, or at any time thereafter, the prevailing market price for our shares will be adversely affected.

       If we are successful, you will pay a cash price per share that is much higher than the average cash price paid by our insiders.

       Our founders paid $0.03 per share for the 1,500,000 shares they purchased in connection with the organization of our company. We will not receive any cash proceeds from the issuance of 500,000 compensation shares. As a result, the average cash price paid by "insiders" for the 2,000,000 shares that will ultimately be held by them is approximately $0.0225 per share. If we successfully implement our business plan and you reconfirm your investment, you will pay $0.25 per share, an amount that is 11.1 times greater than the average cash price paid by our founders, officers, directors and advisors. If we are not successful and escrowed funds are ultimately distributed to investors, the sharing of losses between the "insider" class and the "investor" class will be roughly proportional.

       Forward-looking statements contained in this prospectus may not prove to be accurate.

       This prospectus includes forward-looking statements on a number of subjects, including:

o      Our goals, business plan and strategies.

o      The availability of suitable targets.

o      Our ability to conduct an adequate due diligence investigation.

o      Our ability to negotiate a reasonable business combination.

o      Our ability to execute our business plan within the  restrictions of Rule
       419.

o Other topics that can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" and other similar words.

       These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, the risks factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, prospective purchasers should be aware that we cannot provide any assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

       This is a self-underwritten offering and we may not be able to successfully sell our shares.

       This is a self-underwritten offering. No one has made any commitment to buy any of the shares being offered by us. Therefore, the success of this offering and the company will depend upon the success of the sales efforts of our officers and directors, who will be selling the offering on our behalf. No broker or dealer has been retained or is under any obligation to purchase any of our shares. We cannot give any assurance that we will be successful in our fundraising efforts. If this offering is unsuccessful, our business will fail.

       We have no disinterested directors to approve or ratify our past material transactions, and, as a result, you have no independent assurance that such transactions are fair.

       All of our directors have served as legal counsel for Capston Network Company in the past and intend to do so in the future. As a result, no disinterested director has approved our arrangements with Capston. Prospective purchasers in this offering should not assume, therefore, that the terms of these arrangements are fair or were otherwise negotiated at arms length.

       The prior performance of our officers and directors highlights certain risks of our business strategy.

       Our officers and directors have been instrumental in five recent transactions involving business combinations between private companies and public shells. In each of these prior transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board. In each of these prior transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. Two of these companies are delinquent in their reporting obligations under the Securities Exchange Act of 1934 and may be stricken from the OTC Bulletin Board. It is likely, therefore, that even if we are successful in completing a business combination, our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock will not be achieved. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by our officers and directors.

       Our business is likely to face additional risks and uncertainties not presently known.

       In addition to specific risks identified in the "Risk Factors" section of this prospectus, we are likely to face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial. Such unknown risks and uncertainties could ultimately impair our business and prospects. Prospective investors are urged to conduct their own investigation of our affairs and independently evaluate our business plan.


                    ARBITRARY DETERMINATION OF OFFERING PRICE

       The offering price for our shares does not bear any relationship to established valuation standards. Nor does it bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the offering price, our board of directors considered the following factors, among others:

o The nature of our proposed business and their opinions on capital structure issues.

o The amount per share paid by our founders when they organized our company.

o The requirements of Rule 419 and the amount needed to recover the out-of-pocket costs of this offering.

o        The general economics of transactions involving public shells.

o      The general condition of the equity marHkets.

       Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.


                                 USE OF PROCEEDS

       We will receive total proceeds of $125,000 from the sale of our shares. Of this amount, $112,500 (90%) will be retained in the Rule 419 escrow and $12,500 (10%) will be released to us. We expect to pay approximately $12,500 in offering costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations. The following table summarizes the use of proceeds from this offering.

          Subscription proceeds ....................   $125,000
                                                       ========

          Proceeds transferred to Rule 419 escrow ..   $112,500
          Proceeds used to pay offering expenses ...     12,500
          Proceeds available for use in our business       --
                                                       --------
          Total uses of subscription proceeds ......   $125,000
                                                       ========

       The Rule 419 escrow will be held by ___________, as escrow agent, pending the completion of a business combination. The escrowed funds may only be held in the form of insured bank deposits, open-end money market funds, or short-term U.S. Government securities. The escrowed funds may not be used for any purpose until we have complied with the requirements of Rule 419 and completed a business combination. The proposed uses of the escrowed funds will be described in our final prospectus and distributed to investors in connection with our reconfirmation offering.

       After completing this offering and establishing the Rule 419 escrow, we will have approximately $44,500 in operating cash. We will use this cash to pay the expenses associated with operating our company, investigating business opportunities, negotiating a business combination and preparing a post-effective amendment to our registration statement. We will not pay any fees or other cash compensation to any of our officers, directors or advisors, or any of their affiliates.

       While our officers and directors have many of the skills required to implement our business plan and we have included 500,000 compensation shares in our registration statement, some of our advisors will likely be unwilling or unable to accept compensation shares as full or partial payment for their services. Therefore, we expect to incur recurring expenses for the fees of our independent auditors and we may be required to make substantial cash payments to other experts we hire to assist in our investigations.

       We will not be able to rely on the exemptions provided by Securities and Exchange Commission Regulation D and Section 4(2) of the Securities Act until after we have fully complied with the requirements of Rule 419. Therefore, we will not be able to sell additional equity securities to augment our working capital. While we have the corporate power to borrow money, credit is not likely to be available. Our officers and directors have no duty to loan money to our company. If we spend our available cash and are unable to obtain additional financing, we may be forced to abandon our business plan and refund the money in the Rule 419 escrow.


                                 CAPITALIZATION

       The following table sets forth our capitalization as of December 20, 2000. It also presents two pro forma cases. The first pro forma case gives immediate effect to the completion of this offering. The second pro forma case gives immediate effect to the completion of this offering and the issuance of 500,000 compensation shares.

Rule 419 Escrow Data                                                             Pro forma as after adjustment for
                                                                  Actual         This offering     Stock issuance
Cash in Rule 419 Escrow (1)                                            --            $112,500         $112,500
Shares in Rule 419 Escrow (2)                                          --             500,000        1,000,000

Capitalization Data                                                              Pro forma as after adjustment for
                                                                  Actual         This offering     Stock issuance
Long-term debt                                                         --                  --               --

Common stock, $0.001 par value, 25,000,000 shares authorized,
   1,500,000 shares outstanding at December 20, 2000,               1,500
   2,000,000 shares outstanding after offering                                          2,000
   2,500,000 shares outstanding after compensation share issuance                                        2,500
Preferred, $0.001 par value, 5,000,000 shares authorized,
   no shares outstanding at December 20, 2000,                         --
   no shares outstanding after offering                                                    --
   no shares outstanding after compensation share issuance                                                  --
Additional paid-in capital (3)(4)(5)                               43,500              55,000          180,000
Deficit accumulated during development stage (2)                       --                  --        ( 125,000)
                                                                       --                  --        ----------
Total stockholders' equity                                        $45,000             $57,500         $ 57,500
                                                                  =======             =======         ========

Total capitalization                                              $45,000             $57,500         $ 57,500
                                                                  =======             =======         ========

(1) The cash in the Rule 419 escrow will not be an asset of our company until after the reconfirmation offering.
(2) Under ss.152 of the General Corporation Law of Delaware, the shares sold to investors and delivered to the escrow agent will be deemed to be fully paid and nonassessable stock upon issuance. Such shares will, however, be subject to the escrow, reconfirmation and additional payment requirements discussed in this prospectus.
(3) In connection the preparation of our registration statement, one of our founders hired his own lawyers to review his legal conclusions and edit
     various   documents   prepared  by  him.  The  associated   legal  fees  of
     approximately $10,000 were paid from personal funds, have not been reflected in our financial statements and will not be reimbursed by us.
(4) The compensation shares will be issued during the period between the completion of our IPO and the commencement of our reconfirmation offering. The table assumes that (a) all such shares will be valued at $0.25 for accounting purposes, and (b) all issuances will be accounted for as a current expense.
(5) Deferred offering costs of $12,500 will be carried as an intangible asset until we complete a business combination transaction, when they will be charged against additional paid-in capital.


                                    DILUTION

       The escrow agent will hold 90% of the subscription proceeds in the Rule 419 escrow until after a business combination is negotiated. At that time, we will give every investor an opportunity to make a new investment decision on the basis of additional information. If any investor does not reconfirm his investment decision after receiving our final prospectus for our reconfirmation offering, the escrow agent will promptly refund his pro rata share of the escrowed funds. Under these circumstances, we believe a traditional dilution analysis has limited utility. The following discussion includes both a traditional dilution analysis and a comparison of relative risks and rewards.

Traditional Dilution Analysis

       Dilution is a reduction in the value of a purchaser's investment, generally measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of a share is equal to the stockholders' equity (deficit), as shown on our balance sheet, less intangible assets, divided by the number of shares outstanding. Our net tangible book value as of December 20, 2000 was $44,500, or approximately $.03 per common share.

       After giving immediate effect to our sale of 500,000 shares for cash, the issuance of 500,000 compensation shares, the transfer of $112,500 to the Rule 419 escrow and the payment of $112,500 in offering costs, our pro forma net tangible book value as of December 20, 2000 would have been approximately $44,500, or approximately $.018 per common share. This represents a dilution of approximately $.007 per share, or 29%, in the net tangible book value of the shares we are offering to investors. It also represents a dilution of approximately $.012 per share, or 40%, in the net tangible book value of shares held by our existing stockholders. The following table illustrates this dilution:

       Public offering price per share                                                       $0.250
          less mandatory deposit to Rule 419 escrow                                         ($0.225)
                                                                                             -------
              Net public offering price per share                                                         $0.025

       Net tangible book value at December 20, 2000                                          $0.030
          Dilution to existing stockholders from offering                                   ($0.012)
                                                                                            --------
              Pro forma net tangible book value per share after this offering                             $0.018
                                                                                                          ------

       Dilution in the net tangible book value per share of stock purchased by new investors              $0.007
                                                                                                          ======

Comparison of Risks and Rewards

       After giving effect to the creation of the Rule 419 escrow, the following table summarizes the differences in the number of shares purchased and the cash placed at risk in our business by our existing stockholders, the individuals who will receive compensation shares, and the investors who purchase shares in this offering.


                                                 Number of                 Amount of cash               Cash
                                             shares purchased              placed at risk              at risk
                                            Number       Percent        Amount       Percent          per share
Founding stockholders                     1,500,000       60.00%       $45,000         78.26%          $0.030
Compensation share recipients               500,000       20.00%            --             --              --
New investors                               500,000       20.00%       $12,500         21.74%          $0.025
                                           --------       ------       -------        -------          ------
Total                                     2,500,000      100.00%       $57,500        100.00%          $0.023
                                          =========      =======       =======        =======          ======

       If the founders and the recipients of compensation shares are treated as a single class of investor, the average cash price paid for the 2,000,000 shares of common stock that will be held by "insiders" is $0.0225 per share. This cash contribution is equal to 90% of the cash placed at risk in our business by the purchasers of the shares offered hereby. Therefore, if we are unsuccessful, the sharing of losses between the "insider" class and the investor class will be roughly proportional. Express provisions in our Certificate of Incorporation that will require the liquidation of our company if we are unable to close a business combination within 17 months from the date of this prospectus preserve this relative proportionality.

       If we negotiate a business combination and successfully complete our reconfirmation offering, the sharing of rewards between the "insider" class and the investor class will become highly disproportional. In order to reconfirm a subscription, an investor will be required to surrender his interest in the escrowed funds. This additional investment will increase his cash at risk in our business and give rise to a substantial disparity of cash investments between the "insider" class and the investor class. In substance, the effective price per share that will be paid by investors in connection with a successful business combination will be 11.1 times greater than the price per share paid by the "insider" class. Accordingly, the "insider" class will derive the lions' share of the benefit arising from the successful implementation of our business plan.

       It is impossible to predict whether a business combination will ultimately result in significant "dilution" to the persons who purchase the shares offered hereby. If the target has a weak balance sheet, a business combination may result in significant dilution to the cash purchasers. If a target has a relatively strong balance sheet, there may be no dilution. If necessary, our post effective amendment and the prospectus for our reconfirmation offering will include a traditional dilution discussion.


                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

       We were incorporated on December 1, 2000. Our founders purchased 1,500,000 shares of our common stock for $45,000 in cash in connection with the organization of our company. After paying $500 in organization costs, we have $44,500 in cash and no other tangible assets at the date of this prospectus.

       We are a blank check company. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with a target that has both business history and operating assets. We will not be able to implement our business plan unless this offering is successfully completed.

       We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. We have not received any operating revenue or incurred any operating expenses to date. We will not commence our proposed business activities until after the successful completion of this offering.

       We are offering 500,000 shares to the public at a price of $0.25 per share. If this offering is successfully completed, we will receive total subscription proceeds of $125,000. Of this amount, $112,500 (90%) will be deposited in the Rule 419 escrow and $12,500 (10%) will be released to us. We expect to pay approximately $12,500 in out-of-pocket costs in connection with this offering. Therefore, this offering will not be a significant source of cash that can be used to finance our operations. This is a "self-underwritten" offering and our officers and directors will attempt to sell the shares to the public without the assistance of a professional underwriter.

Impact of Rule 419

       We are subject to the requirements of Rule 419. Therefore, we must deposit at least 90% of the subscription proceeds in a Rule 419 escrow. The Rule 419 escrow will be held by ___________, as escrow agent, pending the completion of a business combination. The escrowed funds may not be used for any purpose until we have:

o      Negotiated a business combination with a suitable target.

o      Filed a post-effective amendment to our registration statement.

o Delivered a final prospectus to each purchaser that contains the detailed information, including financial statements, specified in Rule 419, specifies the time period for the reconfirmation offer, reminds investors that a failure to reconfirm a subscription will be treated as a refund request; and specifies the reconfirmation threshold that must be reached before the proposed business combination can close.

o Conducted a reconfirmation offering where each purchaser is given not less than 20 nor more than 45 days to confirm his intent to remain a stockholder in writing.

o Closed a business combination in accordance with the terms disclosed in our final prospectus.

       If any purchaser of shares fails to reconfirm his intent to remain a stockholder within the period specified in our final prospectus, the escrow agent will automatically refund that purchaser's share of the escrowed funds. If we fail to meet the reconfirmation threshold within the period specified in our final prospectus, the escrow agent will automatically distribute all of the escrowed funds to investors and return all stock certificates to us for cancellation.

       Our Certificate of Incorporation requires our board of directors to promptly liquidate our company if (a) we are unable to negotiate an acquisition within 15 months after the date of this prospectus, or (b) we are unable to close an acquisition within 17 months after the date of this prospectus. If the mandatory liquidation provisions of our Certificate of Incorporation become operative, you will be entitled to receive:

o A distribution from the Rule 419 escrow equal to your share of the escrowed funds; plus

o A liquidating distribution from our company equal to your share of our remaining assets.

       The following timeline presents a graphic illustration of the principal time constraints we will face in the implementation of our business plan.

    Date of             1st Post-Effective                                                  Liquidation if
This Prospectus            Amendment                                                          No Closing
    |                        |                                                                    |
    |                        |                                                                    |
    |------------|-----------|--------------------------------------------------------|-----------|-----------|
                 |                                                                    |                       |
                 |                                                                    |                       |
             Closing Date                                                       Liquidation if             Rule 419
             of Offering                                                        No Agreement               Deadline

       If we are unable, for any reason, to fully comply with the requirements of Rule 419 and close a business combination within 18 months of the date of this prospectus, the escrow agent will automatically distribute all of the escrowed funds to investors and return all stock certificates to us for cancellation.

Plan of Operations

       After completing this offering and establishing the Rule 419 escrow, we expect to have approximately $44,500 in operating cash. We will use this cash to pay the expenses associated with operating our company, investigating business opportunities, negotiating a business combination and preparing one or more post-effective amendments to our registration statement. We will not pay any cash fees or other cash compensation to any of our officers, directors or advisors, or any of their affiliates.

       While our officers and directors have many of the skills required to implement our business plan, we expect to incur recurring expenses for the fees of our independent auditors. We may also be required to make substantial cash payments to other experts we hire to assist in our investigations.

       We intend to request a modest due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee. There can be no assurance that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs we will incur in connection with our investigations. We believe our available cash will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts investigating an opportunity and then determine that the company will not be suitable for a business combination.

       We will not be able to rely on the exemptions provided by Securities and Exchange Commission Regulation D and Section 4(2) of the Securities Act of 1933 until after we have complied with the requirements of Rule 419 and closed a business combination. Therefore, we will not be able to sell additional equity securities to augment our working capital. While we have the corporate power to borrow money, credit is not likely to be available. Our officers, directors and principal stockholders have no duty to loan funds to our company. If we spend our available cash and are unable to obtain additional financing, we may be forced to abandon our business plan and refund the money in the Rule 419 escrow.


                                PROPOSED BUSINESS

History and Organization

       We were incorporated in the State of Delaware on December 1, 2000. To date, our corporate activities have been limited to completing our organization and preparing our registration statement. We have not engaged in any substantive business activities to date and we have no specific plans to engage in any particular business in the future. The purpose of this offering is to create a "public shell" that will attempt to negotiate a business combination with a suitable target that has both business history and operating assets.

Our Business Goals

       We are a blank check company. Our business goal is to increase stockholder value by concluding a business combination where the expected market value of the stock of the combined companies will be greater than the offering price of the shares described in this prospectus. We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. We will not focus our search for a target in any particular industry. Our business plan is entirely contingent on the success of this offering.

       We do not believe that the funds deposited in the Rule 419 escrow will be sufficient to finance the ongoing operations of any target we may acquire. Therefore, we do not intend to enter into a business combination with any target that has an immediate need for substantial additional capital. We intend to issue the acquisition shares in exchange for the assets or outstanding stock of our eventual target. These stock issuances are likely to result in a change in control. Therefore, we will not be able to effect more than one business combination.

       Our current officers and directors will have broad discretion with respect to the selection of a target and the negotiation of a business combination. They also have the voting power to unilaterally approve all corporate transactions until we complete a business combination. You will have no effective voice in decisions made by our company. Nevertheless, the subscription reconfirmation requirements of Rule 419 will give you the ultimate power to decide whether you want to remain a stockholder, or obtain a refund of your pro rata share of the funds in the Rule 419 escrow.

       After the completion of a business combination, we expect that the shares of the combined companies will be eligible for quotation on the OTC Bulletin Board, an automated inter-dealer quotation system for equity securities that is sponsored and operated by the NASD. We cannot give you any assurance that an active trading market will develop for the stock of the combined companies. We cannot predict the future market prices for the stock of the combined companies. If a public market for the shares develops, it is likely to be illiquid and volatile. If large quantities of the stock of the combined companies are offered for sale at the same time, it will be difficult to establish or maintain a stable market and the price is likely to fall. We believe the limitations on the number of shares that will be sold to a particular investor and the contractual restrictions on resale that are applicable to our officers, directors and advisors will help to minimize market volatility.

Overview of Shell Transactions

       The two most common ways for a private company to "go public" are a traditional initial public offering, or IPO, and a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital for operations or expansion. But financing is not the only reason that private companies decide to go public. Other common reasons include:

o Creating an "alternative currency" (i.e. publicly traded shares) that can be used for acquisitions.

o      Facilitating   equity-based   compensation,   management  succession  and
       retirement plans.

o      Facilitating estate planning and establishing a "market value."

o Providing investment liquidity and preparing a foundation for future financing activities.

       In cases where the primary motive is a current need for capital, we believe a traditional IPO is the only prudent course of action. In other cases, however, we believe it is important for a private company to carefully weigh the pros and cons of each alternative. The following table highlights some of the differences we believe a private company should consider before deciding between an IPO a business combination with an existing shell.

------------------------------------------------------------ ---------------------------------------------------------
               Characteristics of IPO Market                      Characteristics of Business Combination Market

------------------------------------------------------------ ---------------------------------------------------------
An IPO usually generates substantial cash proceeds.          Business combinations do not usually generate
                                                             substantial cash proceeds.
------------------------------------------------------------ ---------------------------------------------------------
The IPO market can be very "trendy" and if a company is      The business combination market is frequently less
not in a "hot" industry it can be difficult or impossible    concerned with current trends.
to conduct an IPO.
------------------------------------------------------------ ---------------------------------------------------------
Secondary markets develop rapidly, the markets are           Secondary markets develop slowly, liquidity is
generally liquid and there is usually a good balance         frequently a problem and there are usually more sellers
between sellers and buyers.                                  than buyers.
------------------------------------------------------------ ---------------------------------------------------------
The IPO market is very sensitive to current market           The business combination market has less sensitivity to
conditions and deals are frequently aborted or delayed at    current market conditions and deals are less likely to
a relatively late stage in the process.                      be aborted or delayed in their final stages.
------------------------------------------------------------ ---------------------------------------------------------
The IPO market has a high degree of visibility and           The business combination market has relatively low
companies that complete an IPO find it relatively easy to    visibility and companies frequently find it more
develop "institutional" interest in their stock.             difficult to develop "institutional" interest in their
                                                             stock.
------------------------------------------------------------ ---------------------------------------------------------
Because of the intense competition and extensive due         Companies that engage in shell transactions are
diligence associated with the IPO process, companies that    generally viewed with skepticism for an extended period
complete an IPO are frequently perceived as substantial      of time.
and credible.
------------------------------------------------------------ ---------------------------------------------------------

         The generic term "public shell" can be used to describe any existing company that (1) has no substantial ongoing business activities, (2) has a large or widely held stockholder base, and (3) has outstanding stock that may be lawfully resold in the public securities markets by the existing stockholders. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating the overall utility and value of a particular shell include:

---------------------------- -----------------------------------------------------------------------------------------
Control Status               Public  shells  that can offer a  controlling  interest  to the  owners of a target  are generally more desirable than shells that cannot implement a change in control.
---------------------------- -----------------------------------------------------------------------------------------
Regulatory Status            Public shells that are registered  with the SEC are generally more desirable than shells that will be required to register with the SEC at some future date.
---------------------------- -----------------------------------------------------------------------------------------
1933 Act Registration        Public  shells  that have the ability to issue  registered  stock in  connection  with a business  combination  are  generally  more  desirable  than  shells that can only issue restricted stock.
---------------------------- -----------------------------------------------------------------------------------------
Trading Status               Public  shells  that are listed for  trading  or  eligible  for  immediate  listing  are generally  more  desirable  than  shells  that will be required to pursue a listing at a future date.
---------------------------- -----------------------------------------------------------------------------------------
Available Resources          Public shells that have available resources,  particularly cash resources, are generally more desirable than shells that have no available resources.
---------------------------- -----------------------------------------------------------------------------------------
Prior Operations             Public shells that have no prior  operations  are generally  more  desirable than shells that have prior operations and the potential for contingent liabilities.
---------------------------- -----------------------------------------------------------------------------------------
Stock Distribution           Public shells that have a substantial  number of existing  stockholders and a relatively even  distribution of stock ownership are generally more desirable than shells that have a small number of stockholders, or a few stockholders who control large blocks of stock.
---------------------------- -----------------------------------------------------------------------------------------

       Since April 1999, Sally A. Fonner, our president, has negotiated and closed five business combination transactions between public shells controlled by her and unrelated private companies. John L. Petersen, our general counsel has served as Ms. Fonner's legal counsel in connection with each of these transactions. In addition, Mr. Petersen has served as legal counsel for other private companies that have effected business combinations with public shells. While our officers and directors believe, based on prior business experience, that suitable targets are available, we have not commenced negotiations with any potential targets or made any commitments to enter into negotiations. We do not intend to begin any negotiations until we complete this offering. If an acquisition becomes probable before we complete this offering, Rule 419 will require that we suspend the offering, file a post-effective amendment to our registration statement and conduct our reconfirmation offering.

       In developing a structure for our company and the terms of this offering, we have endeavored to maximize our prospective competitive advantages and minimize our prospective competitive disadvantages. If we can successfully complete this offering, we believe our company will have a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that prospective targets will find our structure more desirable than competitive shells.

Administration of Our Affairs

       Sally A. Fonner has been hired to serve as our president and manage the implementation of our business plan. In connection with our employment of Ms. Fonner, we also engaged Capston Network Company, a corporation owned and controlled by her, to provide office facilities and administrative staff for our company and administer our day-to-day business affairs. Capston will also assist in the identification and investigation of potential targets. Our agreement with Capston is set forth in a triangular administration and marketing agreement between Capston, our company and all three of our founders. Under the terms of this agreement, Capston is specifically authorized and obligated to (i) manage the administrative, accounting and reporting functions associated with our day-to-day operations, (ii) assist in the identification and investigation of potential targets, and (iii) assist in the negotiation of a business combination agreement.

       Capston's only compensation under the administration and marketing agreement will be a variable interest in the cash proceeds, if any, received by our founders from their resale of the founders' shares. Under the terms of the administration and marketing agreement, our founders will jointly pay Capston a cash fee equal to:

o 80% of the first $150,000 in cash proceeds from the sale of founders' shares; plus

o 50% of the second $150,000 in cash proceeds from the sale of the founders' shares; plus

o 20% of any additional cash proceeds received from the sale of the founders' shares.

       We will not pay any fees to Capston. We will not reimburse Capston for its operating overhead, personnel costs or any other indirect costs associated with providing services for our company. Except as described above, Capston may not directly or indirectly receive any fees or other compensation from the target, any finder, or any person who is associated or affiliated with the target or a finder. Capston will, however, be entitled to reimbursement for any direct out-of-pocket expenses it pays to unrelated third-parties on our behalf.

       The agreement between our company, Capston and our founders is not an arm's-length agreement between disinterested parties. All of our founders have served as legal counsel for Ms. Fonner and Capston in the past and intend to maintain ongoing business relationships in the future.

       Capston and its advisors are all engaged full-time in other business activities, some of which may be competitive with the proposed activities of our company. In particular, Capston's principal business involves restructuring inactive public companies and then negotiating business combinations for those companies. To the extent that Capston and its advisors have fiduciary duties to multiple entities, possible conflicts of interest may arise or may appear to exist in the allocation of corporate opportunities among multiple entities.

       To minimize the conflicts of interest inherent in the management of multiple companies with similar business goals, Capston intends to take an "inventory approach" to marketing. When Capston receives an inquiry from a potential target, it will request preliminary due diligence information, including a detailed business plan, financial statements and financial projections. If the preliminary information shows that the potential target does not meet Capston's minimum business activity and net worth standards, discussions will terminate at that level. If the preliminary due diligence information establishes the suitability of the potential target, then Capston will request complete due diligence information from the potential target and present preliminary due diligence information on all available shells to the potential target. Assuming that both sides are satisfied with the information provided by the other, discussions will then proceed from the general to the specific, the potential target will select the shell best suited to its needs, and negotiations will proceed to deal terms and documentation issues.

       Our post-effective amendment and the final prospectus will include an accounting of all transactions between our company and Capston. It will also disclose the details of any agreements for the sale or transfer of the founders' shares, and pro forma disclosure of the cash payments, if any, that will be made to Capston by our founders.

Selecting a Target and Structuring a Business Combination

       We anticipate that potential targets will be brought to our attention by Capston, our officers and directors, and various unaffiliated sources, including broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis.

       Our registration statement includes 12,500,000 acquisition shares and 1,500,000 founders' shares that may be issued or sold in connection with a business combination. Within these limits, our officers and directors will have virtually unlimited flexibility and discretion in negotiating the terms of a business combination. In evaluating a prospective target, our management will ordinarily consider the following factors, among others:

o      The target's liquidity, financial condition and results of operation.

o      The target's growth potential and future capital requirements.

o The nature, competitive position and market potential of the target's products, processes or services.

o The relative strengths and weaknesses of the target's intellectual property protection.

o      The education, experience and abilities of management and key personnel.

o      The regulatory environment within the target's industry.

o The market performance of equity securities of similarly situated companies in the target's industry.

       The foregoing is not intended as an exhaustive list of the factors we may consider in connection with the evaluation of a potential target. While our evaluation of a particular target will be based, to the extent relevant, on the factors listed above, we will also consider other factors that our officers and directors deem relevant under the circumstances. In evaluating a prospective target, our management anticipates that we will conduct a due diligence review that will include, among other things, meetings with management and key personnel, inspection of properties and facilities, review of all material contracts, review of all financial statements and projections, and review of any other matters that we believe are relevant under the circumstances.

       We intend to request a modest due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee. There can be no assurance that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs we will incur in connection with our investigations. We believe our available cash will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts investigating an opportunity and then determine that the potential target will not be suitable for a business combination.

       The time, effort and expense required to evaluate a target and to negotiate a proposed business combination cannot be predicted with any degree of accuracy. Our officers and directors are not employees of our company and they are not required to devote any specific amount of time to our business. In addition, we do not have any full time employees who will devote 100% of their time to our affairs. If our officers and directors are unable to devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination or comply with the requirements of Rule 419 in a timely manner.

       We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

Limited Ability to Evaluate Successor Management

       While it is possible that one or more of our officers and directors will remain involved in the affairs of the combined companies, it is unlikely that any of them will have ongoing executive or board level authority. While our officers and directors have substantial experience in a variety of industries, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of a particular target.

       We intend to closely scrutinize the management of a prospective target when evaluating the desirability of a business combination. However, we cannot assure you that our assessment of the skills, qualifications and abilities of management will prove to be correct. In addition, we cannot assure you that a prospective target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

       In connection with a proposed business combination, we may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a potential target will have the ability to recruit additional managers, or that any new management team members who are recruited by a target will have the requisite skills, knowledge or experience.

       Our post-effective amendment and the final prospectus will include a summary information on the identity, education and experience of the officers, directors and key personnel of the proposed target.

Business Diversification is Unlikely

       Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to investors as soon as we agree to a business combination or acquisition with a transaction value that equals or exceeds 80% of the subscription proceeds, or $100,000 in the case of this offering. Since we intend to issue acquisition shares in connection with a business combination, any substantial acquisitions will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

       In the expected case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with only a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

Valuation of Targets

       Our ultimate business goal is to increase stockholder value by concluding a business combination where the expected market value of the stock of the combined companies will be greater than the offering price of the shares described in this prospectus. In furtherance of this goal, our board of directors intends to apply established metrics that are generally used in the financial and investment banking communities to determine the approximate value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

o      The target's actual and projected sales.

o      The target's actual and projected results of operations.

o      The target's actual and projected cash flows.

o      The historical book value of the target's assets.

o      The accounting policies used to determine book value.

       In  most  cases,   our  board  of  directors   will  then  proceed  to  a
consideration of a variety of subjective factors that can also have a positive or negative impact on valuation decisions, including:

o      Overall competitive conditions in the target's industry.

o      The target's competitive position within its industry.

o      The relative risks of the target's development plans.

o      The market valuation of similarly situated public companies.

o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

       Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

       The valuation of a prospective target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our officers and directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our board of directors will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our board of directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the stock of the combined companies will ever achieve a market price that is in line with the value determined by our board of directors.

Finders' Fees

       We will not pay any finders' fees, commissions or similar compensation to Capston, our officers and directors, or any of their respective affiliates. We will not, without the consent of the target, execute any agreement that obligates the combined companies to pay any finder's fees, commissions or similar compensation in connection with a business combination.

       We have no resources that can be used for the direct payment of finders' fees. We have included 12,500,000 acquisition shares and 1,500,000 founders' shares in our registration statement. These are the only shares that will be available in connection with a business combination. If stock-based finders' fees are to be paid, they will have to be deducted from the shares that would otherwise be available to the owners of a target. Therefore, we believe the owners of the target should make all decisions respecting the payment of stock-based finders' fees.

       The final prospectus for our reconfirmation offering will include a detailed description of the material terms of the proposed business combination. This description will include a discussion of compensation shares issued to our officers and directors, the cash payable to our founders in connection with the sale of their founders' shares, the fees payable to Capston by our founders, the shares that will be issued or transferred to finders and other professionals who are directly or indirectly involved in the proposed transaction, and the shares that will be issued or transferred to the current owners of a target.

No Right to Approve Specific Terms

       We do not intend to provide information to our stockholders regarding the potential targets being considered by our management. Our officers and directors will have the power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

       Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

       Rule 419 will not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each investor will then be required to make an independent decision about whether he wants to remain a stockholder. Investors who do not confirm their intent to remain stockholders of our company will automatically receive a refund of their pro rata share of the funds on deposit in the Rule 419 escrow. If a sufficient number of investors reconfirm their subscriptions, we will proceed to a closing of the business combination.

       Rule 419 does not require that a fixed or predetermined percentage of the investors in this offering reconfirm their subscriptions. Instead, Rule 419 leaves that issue to negotiations between our company and the target. Since the funds on deposit in the Rule 419 escrow are not expected to be sufficient to finance the ongoing operations of the combined companies, it is possible that the target will decide that the funds are a relatively unimportant part of the overall transaction. Under these circumstances, a proposed business combination could provide for a relatively low reconfirmation threshold. Under those circumstances, investors will not necessarily be able to rely on the collective business judgment of a large number of investors in making their reconfirmation decisions.

Competition

       We expect to encounter intense competition from other entities that have a business objective similar to ours. Many of these potential competitors have significant cash resources that will be available for use following a business combination. Others have outstanding warrants and/or stock purchase rights that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This obligation may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

       We have no facilities. Capston Network Company, which has approximately 1,500 square feet of office space in Clearwater, Florida, has agreed to provide all necessary office facilities for our company under the administration and marketing agreement. Our founders will pay all of Capston's fees under the administration and marketing agreement and Capston will not be entitled to receive any direct or indirect cash fees from our company, any target, or any affiliate of a target. Our officers and directors believe the facilities to be provided by Capston will be adequate for our needs until we negotiate a business combination and complete our reconfirmation offering.

Employees

       We have no employees. Capston Network Company, which has a full-time staff of 6 employees, has agreed to provide all necessary administrative staff for our company under the administration and marketing agreement. Our officers and directors believe that Capston's existing administrative staff will be adequate for our needs until we negotiate a business combination and complete our reconfirmation offering.

Periodic Reporting and Audited Financial Statements

       We have filed a Form S-1 registration statement for this offering and expect that the combined companies will register our common stock under the Securities Exchange Act of 1934 upon completion of a business combination. Therefore, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

       We will not enter into a business combination agreement with a target that does not have audited financial statements meeting the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.

Prior Involvement in Shell Transactions

       None of our officers, directors or advisors has ever been involved in a blank check company that has conducted a public offering of securities pursuant to Rule 419. Notwithstanding the foregoing, Sally A. Fonner, our president, is the sole stockholder of Capston Network Company and all of our directors have served as legal counsel for Capston. Since April 1999, Ms. Fonner and Capston have been instrumental in five transactions that involved business combinations between public shells and private companies. In each of these transactions, Ms. Fonner became the sole director of an inactive public shell and Capston then conducted the remedial activities necessary to bring the shell into regulatory compliance, restructured the financial affairs and capitalization of the shell, and negotiated a business combination with a private company. Summary information respecting each such public shell and business combination is set forth below:

------------------------ --------------------- ---------------------- ----------------------
Original name of shell   Webcor Electronics,   Arnox Corporation      Bio Response, Inc.
company                  Inc.
------------------------ --------------------- ---------------------- ----------------------
Inactive since           1989-Bankrupt         1989-Bankrupt          1989-Bankrupt
------------------------ --------------------- ---------------------- ----------------------
Name of target company   Navis Technologies,   Tracy Corporation II   Liberty Food Group,
                         Ltd.                  and Telemetrix         Ltd.
                                               Resource Group, Inc.
------------------------ --------------------- ---------------------- ----------------------
Name of combined         eNote.com, Inc.       Telemetrix, Inc.       Liberty Group
companies                                                             Holdings, Inc.
------------------------ --------------------- ---------------------- ----------------------
Business of combined     TV-based Internet     GSM-based monitoring   Specialty food
companies                access appliance      and reporting          products wholesaler
------------------------ --------------------- ---------------------- ----------------------
Transaction closing                  4/7/1999               4/7/1999             11/23/1999
date
------------------------ --------------------- ---------------------- ----------------------
Shares to original                    540,000                300,000                300,000
stockholders                            3.60%                  2.33%                  4.71%
------------------------ --------------------- ---------------------- ----------------------
Shares to Capston and                 740,000                450,000                450,000
its advisors                            4.93%                  3.50%                  7.84%
------------------------ --------------------- ---------------------- ----------------------
Shares to target and               13,720,000             12,117,000              5,575,000
its advisors                           91.47%                 94.17%                 87.45%
------------------------ --------------------- ---------------------- ----------------------
OTC Bulletin Board              ENOTE                  TLXT                   LGHIE
Symbol
------------------------ --------------------- ---------------------- ----------------------
Trading since                       5/18/1999               4/8/1999              4/25/2000
------------------------ --------------------- ---------------------- ----------------------
Highest sale price                      $9.05                 $12.63                  $2.88
------------------------ --------------------- ---------------------- ----------------------
Lowest sale price                       $0.19                  $1.19                  $0.31
------------------------ --------------------- ---------------------- ----------------------
Recent bid                              $0.19                  $2.81                  $0.31
(12/19/2000)
------------------------ --------------------- ---------------------- ----------------------
Cumulative shares                   1,905,200              1,526,400                 51,500
traded
------------------------ --------------------- ---------------------- ----------------------


------------------------ ---------------------- -----------------------
Original name of shell   Marci International    Smart Games
company                  Imports, Inc.          Interactive, Inc.
------------------------ ---------------------- -----------------------
Inactive since           1989-Bankrupt          1997-Insolvent
------------------------ ---------------------- -----------------------
Name of target company   Wavecount, Inc.        Yifan.com, Inc.
------------------------ ---------------------- -----------------------
Name of combined         Dupont Direct          Yifan Communications,
companies                Financial Holdings,    Inc.
                         Inc.
------------------------ ---------------------- -----------------------
Business of combined     Brokerage and          Chinese language
companies                financial services     Internet portal
------------------------ ---------------------- -----------------------
Transaction closing                  1/28/2000               7/31/2000
date
------------------------ ---------------------- -----------------------
Shares to original                     300,000                 316,206
stockholders                             4.20%                   2.43%
------------------------ ---------------------- -----------------------
Shares to Capston and                  450,000                 406,333
its advisors                             6.29%                   3.13%
------------------------ ---------------------- -----------------------
Shares to target and                 6,400,000              12,264,632
its advisors                            89.51%                  94.44%
------------------------ ---------------------- -----------------------
OTC Bulletin Board               DIRX                    YIFN
Symbol
------------------------ ---------------------- -----------------------
Trading since                        2/10/2000                8/1/2000
------------------------ ---------------------- -----------------------
Highest sale price                       $3.00                   $9.20
------------------------ ---------------------- -----------------------
Lowest sale price                        $0.63                   $1.50
------------------------ ---------------------- -----------------------
Recent bid                               $0.69                   $1.12
(12/19/2000)
------------------------ ---------------------- -----------------------
Cumulative shares                      737,850                  81,841
traded
------------------------ ---------------------- -----------------------


       In each of the prior transactions, the stock of the combined companies has only qualified for listing on the NASD's OTC Bulletin Board. In each of the prior transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. eNote.com and Liberty Group Holdings are both delinquent in their reporting obligations under the Securities Exchange Act of 1934 and may be stricken from the OTC Bulletin Board. It is likely, therefore, that even if we are successful in completing a business combination, our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock will not be achieved. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by our officers and directors.

                              SELLING STOCKHOLDERS

       We have included 1,500,000 founders' shares in our registration statement. Our founders may sell all or any portion of these founders' shares in connection with a business combination. The table below includes the following information with respect to the current and potential future ownership interests of our founders:

o The identity of each person who may resell all or a portion of their founders' shares.

o The number of founders' shares owned by each of our founders before this offering.

o The maximum number of compensation shares that will be issuable to each of our founders assuming that all of the compensation shares will ultimately issued to our officers and directors.

o The number of founders' shares registered for resale in connection with a business combination.

o The maximum number of shares that will be owned by each of our founders after a business combination, assuming that (a) all of the compensation shares will ultimately issued to our officers and directors, and (b) all 1,500,000 founders' shares currently outstanding will be sold or transferred to others.

       If all acquisition shares are issued and all founders shares are sold in connection with a business combination, none of our founders will own more than 1% of our common stock after completion of the business combination.

                                        Ownership       Compensation        Founders         Ownership
         Identity of                     before         shares to be      shares to be         after      Ownership
     selling stockholder                offering        received (1)        sold (2)        combination    percent
John L. Petersen                          500,000          140,000          (500,000)         140,000        0.93%
Mark R. Dolan                             500,000          140,000          (500,000)         140,000        0.93%
Rachel A. Fefer                           500,000           80,000          (500,000)          80,000        0.53%

(1) All compensation shares that are not issued to advisors will be issued to our officers and directors.

(2) The 1,500,000 founders' shares are the only shares that will be offered for resale in connection with a business combination and our founders do not intend to include the compensation shares in their negotiations.

       Our founders may not sell or transfer the founder's shares to any person unless the transfer is affected in connection with a business combination. Subject to the foregoing conditions and the requirements of applicable law, our founders will be permitted to sell all or any portion of the founders' shares in connection with a business combination. Our post-effective amendment and the related prospectus will disclose the terms of any proposed resale of the founders' shares and provide detailed disclosure of the proposed disposition of the cash proceeds from those sales.

       If our founders do not sell or transfer the founders' shares in connection with a business combination, our post-effective amendment will deregister the founders' shares. As a result, if the founders' shares are not transferred to others, they will be restricted securities that must be held for a period of one year before they will be eligible for resale under Rule 144, which is described elsewhere in this prospectus.


                                   MANAGEMENT

Officers and Directors

       The following table identifies our directors and executive officers.

              Name                          Age                   Position
       Sally A. Fonner                      51              President
       Mark R. Dolan                        49              Executive Vice President, Director
       John L. Petersen                     49              General Counsel, Director
       Rachel A. Fefer                      37              Secretary/Treasurer, Director

       The following is a brief account of the business experience of each of our directors and executive officers.

       Ms. Sally A. Fonner has served as president of our company since inception. It is presently anticipated that Ms. Fonner will continue to serve as an officer of our company until we complete a business combination. Ms. Fonner is not a full-time employee of our company and is not required to devote any specific amount of time to our business. For most of the last 15 years, Ms.
Fonner has worked as an independently employed business consultant. She graduated from Stephens University in 1969 with a Bachelor of Arts degree in Social Systems. After a stint in the private sector, Ms. Fonner returned to further her education and obtained her MBA degree from the Executive Program of the University of Illinois in 1979. For the past five years Ms. Fonner has been engaged in the business of restructuring public companies and arranging business combinations. Ms. Fonner has previously served as the sole director of and arranged business combinations for a total of five inactive public companies:
Ms. Fonner currently serves as a director of Yifan Communications, Inc.

       Mr. Mark R. Dolan is a founder of our company and has served as executive vice president and a member of our board of directors since inception. It is presently anticipated that Mr. Dolan will continue to serve as an officer and director of our company until we complete a business combination. Mr. Dolan is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Mr. Dolan has been actively engaged in the practice of law for 15 years. He is a member of the Florida Bar and practices in the areas of First Amendment law, corporate and intellectual property law and commercial litigation. Mr. Dolan's expertise in First Amendment law includes the representation and counseling of clients on various aspects of the interaction between local government regulations and First Amendment issues, and direct litigation and appeals of those issues in both state and Federal Courts. Mr. Dolan's intellectual property experience includes counseling and advising clients on the selection and adoption of copyrights and trademarks, as well as the prosecution of applications in the U.S. Patent and Trademark Office. He devotes a substantial portion of his time to the representation of clients in negotiating and preparing Internet agreements, licensing agreements and other intellectual property agreements, as well as counseling of clients in strategic planning, structuring and formation of business entities in multiple jurisdictions, general transactional practice and dispute resolution, including mediation and litigation. Mr. Dolan is a 1983 graduate of the Wayne State
University  College  of  Law  and a  1977  honors  graduate  of  Michigan  State
University.

       Mr. John L. Petersen is a founder of our company and has served as general counsel and a member of our board of directors since inception. It is presently anticipated that Mr. Petersen will continue to serve as an officer and director of our company until we complete a business combination. Mr. Petersen has been a resident of Switzerland since January 1998 and is not a full-time employee of our company. Mr. Petersen is not required to devote any specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for 20 years. He is a member of the Texas Bar and practices in the areas of securities and corporate law where he focuses on the corporate finance needs of small entrepreneurial companies. Mr. Petersen's expertise in corporate and securities law includes the representation and counseling of clients in connection with private placement and venture capital transactions, mergers and acquisitions, public offerings of securities, and SEC compliance matters. He devotes a substantial portion of his time to the representation of clients in negotiating and preparing business combination agreements, licensing agreements and counseling of clients in strategic planning, structuring and formation of business entities in multiple jurisdictions. Since January 1995, Mr. Petersen has been engaged full-time in the private practice of law, including three years as a solo practitioner and two years as a partner in the firm of Petersen & Fefer. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and subsequently was licensed to practice as a Certified Public Accountant in the State of Texas in March 1981.

       From March 1993 through December 1994, Mr. Petersen was the executive vice president, a director and a principal stockholder of WRT Energy Corporation, a company he had previously represented as securities counsel. In February of 1995, two months after Mr. Petersen's resignation, WRT Energy Corporation completed a $100,000,000 public offering of high yield debt securities. As a result of subsequent downturns in the oil and gas market and the high interest costs associated with its debt securities, WRT Energy Corporation ultimately sought protection under Chapter 11 of the Bankruptcy Act in February 1996. As a result of substantial personal losses he sustained on the stock of WRT Energy Corporation, Mr. Petersen ultimately sought protection under Chapter 7of the Bankruptcy Act in May 1997.

       Ms. Rachel A. Fefer is a founder of our company and has served as secretary/treasurer and a member of our board of directors since inception. It is presently anticipated that Ms. Fefer will continue to serve as a director of our company until we complete a business combination. Ms. Fefer has been a resident of Switzerland since April 1999 and is not a full-time employee of our company. Ms. Fefer is not required to devote any specific amount of time to our business. Ms. Fefer has been a partner in the law firm of Petersen & Fefer, Barbereche, Switzerland since April 1999. Previously, she worked as a solo practitioner in Houston, Texas for two years and as an associate in the firm of Fouts & Moore, Houston, Texas for 9 years. Before joining Petersen & Fefer, Ms. Fefer worked primarily in commercial litigation. Ms. Fefer is a 1988 Graduate of the University of Texas Law School and a 1985 graduate (magna cum laude) of the School of Computer Science at the University of North Texas.

Board Structure

       Our certificate of incorporation provides that the board of directors may fix the number of directors by resolution. Our current board consists of three members. All of our current directors own more than 10% of our voting stock and were elected to the board in connection with the organization of our company. The initial terms of our current directors will expire on the date of our first annual meeting of stockholders, which is presently scheduled for June 11, 2002. Until we effect a business combination, the current members of our board will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Board Committees

       We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

Family Relationships Between Certain Directors

       John L. Petersen and Rachel A. Fefer are husband and wife, and practice law together as partners in the law firm of Petersen & Fefer, Barbereche, Switzerland.

Compensation of Officers and Directors

       Our officers and directors do not receive any cash compensation from us. Our officers and directors may not ask for or accept any direct or indirect cash compensation for services they perform on behalf of our company. Our officers and directors may not ask for or accept any cash compensation from a target, or any officer, director, affiliate or associate of a target. Notwithstanding the generality of the foregoing, three of our officers and directors are also founders of our company. In connection with a business combination transaction, our founders intend to offer to sell up to 1,500,000 founders' shares to the owners of a target. Each of our officers and directors will also be entitled to receive a fixed percentage of any compensation shares that are not issued to third-parties.

       Our officers and directors may receive reimbursement for out-of-pocket expenses they incur on our behalf. There is no limit on the amount of reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than our board of directors. A detailed accounting of these expense reimbursements will be included in our post-effective amendment and the related prospectus.

Potential Conflicts of Interest

       Investors should be aware of the following potential conflicts of interest:

o Our officers and directors are not employees of our company and they are not required to devote any specific amount of time to our business.

o Our officers and directors are actively involved in other business pursuits and will face conflicts of interest in allocating their time between our affairs and their other business interests.

o Our officers and directors intend to become affiliated with entities, including blank check companies, and other public shells engaged in business activities similar to ours.

o Our officers and directors may have fiduciary obligations to more than one entity. In such an event they might be obligated to present a single opportunity to multiple entities.

o Each of our directors owns founders' shares that will probably be offered for sale to others, usually the principals of a target, in connection with a business combination. Therefore, it is likely that:

o A business combination will result in a series of related transactions where our company receives property for the acquisition shares but our directors receive cash for the founders' shares.

o Our directors will have a significant conflict of interest if they are presented with a situation where the owners of two competing targets offer different prices for the founders' shares.

o Our directors will have a significant conflict of interest if the owners of a relatively weak target are willing to pay a relatively high price for the founders' shares.

       In general, officers and directors of a Delaware corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. In particular, under the Delaware corporate opportunity doctrine, officers and directors are required to bring business opportunities to the attention of a corporation if:

o Such corporation could financially undertake the opportunity.

o The opportunity is within the corporation's line of business.

o It would be unfair to the corporation and the stockholders if the officers and directors failed to bring the opportunity to the attention of the corporation.

       We cannot assure you that any of the above mentioned conflicts would be resolved in our favor.

       In order to minimize potential conflicts of interest arising from multiple corporate affiliations, each of our officers and directors has agreed to present to us, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to us, until we agree to a business combination. We will not enter into a business combination with any entity where any of our officers or directors is the beneficial owner of 5% or more of the entity's common stock.

Indemnification of Officers and Directors

       As permitted by the Delaware General Corporation Law, we have included a provision in our Certificate of Incorporation to indemnify our officers and directors against liability for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct. Our bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Delaware law and may indemnify our other employees and agents to the maximum extent permitted by Delaware law. In addition, our bylaws provide that we will advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. In addition, we plan to enter into indemnification agreements with our officers and directors. The indemnification agreements will require us, among other things, to indemnify officers and directors against liabilities that may arise by reason of their status or service as officers and directors (but not for liabilities arising from willful misconduct of a culpable nature), and to advance sums covering the expenses they incurred as a result of any proceeding against them as to which they could be indemnified.

       We are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a material claim for indemnification. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as officers and directors.

Compensation Shares

       Our limited cash resources will not permit us to compensate our officers, directors and advisors with cash. Instead, we will need to negotiate agreements where the principal members of our team agree to work for newly issued shares of our common stock. To facilitate the negotiation of such agreements, our registration statement includes 500,000 shares of common stock that are reserved for issuance as compensation for services rendered during the period between the completion of this offering and the commencement of our reconfirmation offering. Our officers, directors and advisors are likely to view the compensation shares as more speculative than cash and subject to numerous contingencies. This will increase the risk that our officers, directors and advisors will face conflicts of interest in allocating their time between our company and their other business interests.

       Compensation shares may only be issued for bona-fide services that are actually rendered to our company between the closing date of this offering and the commencement of our reconfirmation offering. Compensation shares may not be issued, directly or indirectly, in payment of finders' fees or commissions for the sale of our shares to investors or the introduction of a target. Our board of directors will have unlimited discretion to select the individuals who will receive compensation shares and to determine the number of shares that will be issued to each such person. All compensation shares that are not issued to third-party advisors will be allocated to our officers and directors. To the extent that compensation shares are issued to our officers and directors as a class, the compensation shares must be allocated among our officers and directors in the following fixed sharing percentages, which may not be changed to give effect to events occurring after the date of this prospectus.

                                                                                                  Sharing
              Name                               Position                                       Percentage
       Sally A. Fonner                      President                                              28%
       Mark R. Dolan                        Executive Vice President, Director                     28%
       John L. Petersen                     General Counsel, Director                              28%
       Rachel A. Fefer                      Secretary, Treasurer, Director                         16%

       We intend to enter into a written stock grant agreement with each person that receives compensation shares. These agreements will be subject to the requirements of Rule 419 and will incorporate all of the following contractual restrictions on the resale of the compensation shares.

o No proceeds from the resale of compensation shares will be paid to the combined companies.

o A holder may not be involved in any activities that promote or maintain a market for our stock.

o A holder may not engage in "buy-side" trading activities, hedging transactions or other activities that could reasonably be expected to influence the market for our stock.

o A holder may not sell any stock at a discount to the quoted bid price of the stock at the time of sale.

o If a holder engages in multiple sales in any 5-day period, he may not sell any shares at a price that is lower than the last price he received.

o A holder may not sell more than 10% of his compensation shares in any calendar month.

       The combined companies will retain the right to waive the 10% per month volume limitation, but will not be obligated to do so. All other contractual resale restrictions will be binding on each holder of compensation shares for as long as he owns compensation shares.

       When our board of directors approves an award of compensation shares, the stock certificate for such shares will be issued in the name of the owner and deposited in the Rule 419 escrow. If we negotiate a business combination and successfully complete our reconfirmation offering, the compensation shares will be released from the Rule 419 escrow at the same time and in the same manner as the shares sold to investors. If we fail to negotiate a business combination, the owners of compensation shares will only be entitled to receive their pro rata share of any liquidating distributions we make to our stockholders. Conversely, if we negotiate and close a business combination, the compensation shares will be released from the Rule 419 escrow at the same time as the shares sold to investors. Thereafter, subject to the contractual resale restrictions and the requirements of applicable law, the owners of compensation shares will be entitled to resell them from time to time.

       The final prospectus for our reconfirmation offering will identify each person who receives compensation shares, disclose the number of shares issued to him and provide a brief description of the services rendered. Copies of all compensation share agreements will be filed as exhibits to our registration statement.

Incentive Stock Plan

       Our founders adopted our 2000 Incentive Stock Plan in connection with their organization of our company. Under the terms of the plan, we are authorized to grant incentive awards for an indeterminate number of shares that will be equal to the lesser of 750,000 shares, or 10% of our outstanding common stock immediately after the closing of a business combination. No incentive awards have been granted under the plan at the date of this prospectus and no incentive awards can be granted until after the closing of a business combination. No incentive awards may be granted to any person who has received compensation shares unless that person subsequently becomes a full-time employee of our company.

       The plan allows us to grant incentive awards to our full-time employees, and the full-time employees of any future subsidiaries who are not eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. Except for the requirement that all participants be full-time employees, we will have absolute discretion in deciding who will receive awards and the terms of such awards.

       The plan allows us to grant (i) incentive stock options, (ii) non-qualified stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

       The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

       Unless the board of directors appoints a special committee to administer the plan, the Compensation Committee of our board of directors will administer it. In general, the committee that administers the plan must consist two or more directors, each of whom shall be a "non-employee director" as defined in Securities and Exchange Commission Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other material features of any inventive awards granted under the plan. The committee may, in its sole discretion, (i) accelerate the date when an option becomes exercisable, (ii) accelerate the date when share of restricted stock or phantom stock vests, (iii) waive any conditions on the vesting of restricted stock grants, and (iv) grant new awards in exchange for previously granted awards.

       The committee will be authorized to interpret the terms of the plan and to adopt any administrative rules and procedures it deems necessary. All decisions of the committee are final and binding on all parties. We will indemnify each member of the committee for actions taken in connection with the administration of the plan, unless such action was taken in bad faith., or without reasonable belief that it was in our best interest.

       Our board of directors may adopt administrative amendments to the plan without stockholder consent. The board of directors may not, however, (i) increase the number of shares that are subject to the plan, (ii) materially increase the benefits accruing to individual holders of incentive awards, or
(iii) materially modify the eligibility requirements.


                             PRINCIPAL STOCKHOLDERS

       The following table contains information on the beneficial ownership of our common stock as of December 20 2000, as adjusted to reflect the sale of 500,000 shares to the public and the issuance of 500,000 compensation shares, and as further adjusted to reflect the issuance of 12,500,000 acquisition shares and the resale of 1,500,000 founders' shares in connection with a business combination. The table identifies:

o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

o      Each of our officers and directors.

o      All our officers and directors as a group.

       Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.

      Name and Address            Before This Offering         After This Offering (1)        After Combination (1)
    of Beneficial Owner           --------------------         -----------------------        ---------------------
                                   Shares       Percent           Shares      Percent         Shares       Percent
John L. Petersen (2)(3)            500,000       33.33%           640,000       25.60%        140,000         0.93%
Rachel A. Fefer (2)(3)             500,000       33.33%           580,000       23.20%         80,000         0.53%
Mark R. Dolan (4)                  500,000       33.33%           640,000       25.60%        140,000         0.93%
Sally A. Fonner (5)                     --           --           140,000        5.60%        140,000         0.93%
All Officers and Directors
as a group (four persons)        1,500,000      100.00%         2,000,000       80.00%        500,000         3.33%


(1) The foregoing table assumes that all 500,000 compensation shares will be issued to our officers and directors and allocated in the manner described elsewhere in this prospectus.

(2)    Chateau de Barbereche, Switzerland 1783 Barbereche

(3) John L. Petersen and Rachel A. Fefer are husband and wife. Accordingly, Mr. Petersen and Ms. Fefer may each be deemed to be the beneficial owner of the shares held by or issuable to the other.

(4)    112 East Street, Suite B, Tampa, Florida 33602.

(5)    1612 North Osceola, Clearwater, Florida 33755.

       Each of the Company's officers and directors may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.


                              CERTAIN TRANSACTIONS

       Sally A. Fonner has been hired to serve as our president and manage the implementation of our business plan. In connection with our employment of Ms. Fonner, we also engaged Capston Network Company, a corporation owned and controlled her, to provide office facilities and administrative staff for our company and administer our day-to-day business affairs. Capston's only compensation for the facilities and services it provides our company will be a variable interest in the cash proceeds, if any, received by our founders from their resale of the founders' shares. Under the terms of the administration and marketing agreement, our founders will jointly pay Capston a cash fee equal to:

o 80% of the first $150,000 in cash proceeds from the sale of founders' shares; plus

o 50% of the second $150,000 in cash proceeds from the sale of the founders' shares; plus

o 20% of any additional cash proceeds received from the sale of the founders' shares.

     John L. Petersen, a founder, officer and director of our company, developed our business structure, drafted our registration statement and served as our general counsel in connection with this offering. He will also serve as our general counsel in connection with the negotiation and documentation of a subsequent business combination. In this capacity, Mr. Petersen may assist in drafting our post-effective amendment and serve as co-counsel in connection with our reconfirmation offering. Mr. Petersen is the husband and law partner of Rachel A. Fefer, who is also one of our founders, officers and directors. Mr. Petersen has been counsel for Capston since 1997.

       All ongoing transactions between us and any of our officers and directors or their respective affiliates, as well as any future transactions, will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of the members of our board of directors who do not have an interest in the transaction.


                            DESCRIPTION OF SECURITIES

General

       We are authorized to issue 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,500,000 shares of common stock are outstanding, held of record by 3 persons. No shares of preferred stock are currently outstanding.

       After the completion of a business combination, we will have 10,000,000 shares of authorized and unissued common stock and 5,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision by the board of directors to issue additional shares of common or preferred stock will reduce the percentage of our stockholders' equity that will be held by the purchasers of the shares and could result in dilution of our net tangible book value.

Common Stock

       Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders, except as noted in the next sentence, are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Upon our failure to effect our initial business combination, our existing stockholders have agreed to waive their rights to share in any such distribution with respect to common stock owned prior to the offering. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable. All compensation shares will be fully paid and nonassessable when they are delivered to the escrow agent.

Preferred Stock

       Our  certificate  of  incorporation  authorizes the issuance of 5,000,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of such shares to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividend Policy

       We have never paid or declared dividends on our common stock and do not intend to pay dividends before we complete a business combination. After we complete a business combination, a new management team will probably control our dividend policy. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not purchase our shares if you require current income from your investments.

Status of Investors' Shares Delivered to Escrow Agent

       The cash in the Rule 419 escrow will not be an asset of our company until after the reconfirmation offering. Under ss.152 of the General Corporation Law of Delaware, the shares sold to investors and delivered to the escrow agent will be deemed to be fully paid and nonassessable stock. Such shares will, however, be subject to the subscription reconfirmation, Rule 419 escrow and additional payment requirements discussed in this prospectus.

Transfer Agent

       You will not be able to sell, pledge or otherwise transfer your shares, or any interest therein, until we have complied with Rule 419 and the escrow agent has mailed your stock certificate to you. We do not intend to retain a transfer agent for our shares until we have negotiated a business combination transaction. Information on the company that is selected to serve as our transfer agent will be included in our final prospectus.


                         SHARES ELIGIBLE FOR FUTURE SALE

General

       Upon the completion of this offering, we will have 2,500,000 shares of common stock outstanding. Upon completion of a business combination, we will have up to 15,000,000 shares of common stock outstanding. All of these shares have been included in and registered by our registration statement. Except as described below, all of these shares will be freely tradable without restriction or further registration under the Securities Act.

       Under Securities and Exchange Commission Rule 144, the term "restricted securities" includes stock that has been registered under the Securities Act of 1933, but is held by a person who is an "affiliate" of the issuer of such securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities. Therefore the term affiliate generally includes all officers, directors and owners of 10% or more of the issuer's securities.

       A stockholder's ability to resell registered shares of our stock will be dependent on (a) his status as an affiliate of our company before the business combination, (b) his status as an affiliate of the target before the business combination, and (c) his status as an affiliate of the combined companies after the business combination. The following sections discuss the general rules that will be applicable to certain broadly defined groups of stockholders.

Shares Eligible for Immediate Resale
------------------------------------------- ----------------------------------------------------------------------------------------
Shares sold to the public                   500,000 shares that will be sold to the public.
------------------------------------------- ----------------------------------------------------------------------------------------
------------------------------------------- ----------------------------------------------------------------------------------------
Compensation shares issued to our           Compensation shares issued to advisors who are not affiliates of our company.
unaffiliated advisors
------------------------------------------- ----------------------------------------------------------------------------------------
------------------------------------------- ----------------------------------------------------------------------------------------
Acquisition shares issued to                An  indeterminate  number of  acquisition  shares  that may be issued to persons
non-affiliates of target                    who are not affiliates of either the target or the combined companies.
------------------------------------------- ----------------------------------------------------------------------------------------

         In general, the shares issued to the public, our non-affiliated advisors and the non-affiliated stockholders of the target will not be subject to any restrictions on resale under federal securities laws. Nevertheless, all of our non-affiliated advisors will agree in writing to abide by the contractual resale restrictions described below.

Shares Eligible for Resale, but Subject to Rule 144 for 90 days

------------------------------------------- ----------------------------------------------------------------------------------------
Compensation shares issued to our           Compensation shares issued to affiliates of our company.
affiliates
------------------------------------------- ----------------------------------------------------------------------------------------
------------------------------------------- ----------------------------------------------------------------------------------------
Acquisition shares issued to affiliates     An  indeterminate  number  of  acquisition  shares  that may be  issued  to  persons
of target who are not affiliates of the     who are affiliates of the target but are not affiliates of the combined companies.
combined companies
------------------------------------------- ----------------------------------------------------------------------------------------

       In general, the registered shares issued to persons who are affiliates of our company or the target before the business combination but are not affiliates of the combined companies after the business combination will be classified as "control securities" when they are issued. The holders of these shares will be required to comply with the notice, manner of sale and volume limitations of SEC Rule 144 for a period of 90 days after the completion of a business combination. Thereafter, they will be allowed to resell their shares without legal restriction. All of our officers and directors, however, will agree in writing to abide by certain contractual resale restrictions.

Shares Subject to Continuing Restrictions
------------------------------------- --------------------------------------------------------------------------------
Acquisition shares issued to          An  indeterminate  number of acquisition  shares that will be issued to persons
officers, directors and 10%           who are affiliates of the combined companies.
stockholders
------------------------------------- --------------------------------------------------------------------------------

       In general, the registered shares issued to persons who are affiliates of the combined companies will be classified as "control securities." These securities will be eligible for resale after the completion of a business combination, but the holders will be required to comply with the notice, manner of sale and volume limitations of SEC Rule 144 for as long as they remain affiliates of the combined companies. If a person who was originally an affiliate of the combined companies subsequently becomes a non-affiliated person, the restrictions on his shares will terminate 90 days after the event that gives rise to the change in status.

Rule 144

       Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities" generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities.

       For restricted securities acquired by non-affiliates in an exempt transaction, Rule 144 generally prohibits resale transactions during the first year, permits limited resale transactions during the second year, and permits unrestricted resale transactions after the securities have been held for at least 2 years.

       For   restricted   securities   acquired  by   affiliates  in  an  exempt
transaction, Rule 144 generally prohibits resale transactions during the first year and then treats those securities as "control securities."

       Under Rule 144 as currently in effect, a holder of "control securities," or restricted securities that are eligible for limited resale, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

o      1% of the number of shares of common stock then outstanding, or

o The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

       To the extent that shares of a company are only listed on the OTC Bulletin Board or in the "Pink Sheets" the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Founders' Shares

       We have included 1,500,000 founders' shares in our registration statement for the purpose of facilitating the transfer of such shares to the owners of a target, or persons designated by them, in connection with a business combination. If the founders' shares are not sold or transferred to others in connection with a business combination, our post-effective amendment will deregister the founders' shares. In that event, our founders will be required to retain ownership of the founders' shares until December 20, 2001 before they will be able to rely on the resale provisions of Rule 144.


                              PLAN OF DISTRIBUTION

Conduct of the Offering

       We are offering to sell 500,000 shares of common stock for $0.25 per share. We will sell the shares on a "best efforts, all or none" basis for a period of 90 days from the date of this prospectus. We are currently planning to conduct the offering without employing a professional underwriter. Therefore, we do not expect to pay any underwriters discounts, selling commissions or finders fees in connection with the offering.

       Our officers and directors will personally distribute the prospectus to prospective investors whom we believe may be interested, or who have contacted us expressing an interest in evaluating an investment in our shares. While each of our officers and directors is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they will not be deemed to be brokers because:

(1) they are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act;

(2) they will not be compensated in connection with their participation in the sale of our shares by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

(3) they will be not an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

(4)    they will restrict their participation to the following activities:

       (a) preparing written communications and delivering them through the mails or other means that do not involve their oral solicitation of a potential purchaser;

       (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response will be limited to information contained in our registration statement and this prospectus; and

       (c) performing ministerial and clerical work involved in effecting any transaction.

       As of the date of the prospectus, we have not retained any broker-dealers to assist in the sale of the shares to investors. However, our board of directors has reserved the right to enter into an underwriting contract with one or more broker-dealers on a "best efforts" or "firm commitment" basis. If we ultimately decide to enter into such an agreement, commissions and expenses within the guidelines of the National Association of Securities Dealers will be negotiated. In the event we enter into an underwriting or other agreement with a broker-dealer, we will halt sales and file an amendment to our registration statement. However, we have no present intention of using a broker-dealer.

       We intend to offer our shares for sale in the states of New York and Florida. To the extent we may do so in compliance with applicable state law, we may also offer our shares for sale in other states. We also intend to offer shares to persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. No person or group has made any commitment to purchase any or all of the shares offered by us.

       We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities until we have fully complied with the requirements of Rule 419 and forwarded a notice of completion to the escrow agent. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their shares. We will not attempt to exercise any influence over investors' decisions.

How to Subscribe

       We will sell the shares on a "best efforts, all or none" basis for a period of 90 days from the date of this prospectus. Investors may subscribe to purchase shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.25 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "____________ Bank - Subscription Escrow Agent for Win or Lose Acquisition Corporation."

       We will deposit your money in a subscription escrow until we have received subscriptions for 500,000 shares. If all 500,000 shares are not purchased within 90 days, we will terminate the offering and refund your money, together with any interest we earn on the subscription escrow. When we have sold all 500,000 shares and deposited $125,000 in our subscription escrow, we will establish a separate "Rule 419 escrow" with _______________ as escrow agent. Promptly thereafter, we will instruct the subscription escrow agent to release 10% of the subscription proceeds to us and transfer 90% of the subscription proceeds, together with any previously earned interest income, to the Rule 419 escrow. The escrowed funds will be retained in the Rule 419 escrow until we complete a business combination transaction or the escrow agent disburses the escrowed funds to investors.

       If we sell all 500,000 shares, we will not separately account for interest earned on the subscription escrow. Instead, all interest income from the subscription escrow will be added to the proceeds of the offering. Thereafter, the amount of escrowed funds on any given date will equal the sum of
(a) $112,500 in subscription proceeds, (b) the interest earned on the subscription escrow, and (c) the interest earned on the escrowed funds. If we are required to make a distribution to investors from the Rule 419 escrow, the escrow agent will determine the balance of escrowed funds as of the distribution date, and then divide that balance by 500,000 to arrive at a per share distribution value.

       Our officers and directors will not be permitted to purchase shares in connection with this offering. This prohibition will also apply to immediate family members of our officers and directors who live in the same household.


                                     EXPERTS

       The financial statements included in this prospectus have been audited by Want & Ender, CPA, PC, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                  LEGAL MATTERS

       We are not a party to any legal proceedings.

       John L. Petersen, our general counsel, has been primarily responsible for the preparation and filing of our registration statement. Mr. Petersen and his wife Rachel A. Fefer are both officers and directors of our company. Mr. Petersen has served as legal counsel for Capston for several years and intends to do so in the future. Mr. Petersen cannot be considered an independent attorney. Mr. Petersen will not render any formal legal opinions to our company or any person who enters into a business combination or other transaction with our company. To the extent that formal legal opinions are required, we will retain independent counsel to render them.

       The law firm of Stradley, Ronon, Stevens & Young, LLP, Wilmington, Delaware, has given us its opinion that upon issuance, the shares and the compensation shares will be duly authorized, legally issued, fully paid and non assessable common stock of our company. Stradley, Ronon, Stevens & Young has not passed on any other legal matters in connection with this offering.

       The law firm of Arter & Hadden LLP, Dallas, Texas, will represent us in connection with certain matters arising under the securities laws of the various states where we will conduct this offering. Arter & Hadden has not passed on any other legal matters in connection with this offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

       We have filed a Form S-1 registration statement under the Securities Act of 1933 with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at:

       Room 1024, Judiciary Plaza,
       450 Fifth Street, N.W.,
       Washington, D.C. 20549-1004,

and at the SEC regional offices located at:

       7 World Trade Center,                Northwest Atrium Center,
       Suite 1300,                 and      500 West Madison Street, 14th Floor,
       New York, New York 10048,            Chicago, Illinois 60661.

       The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.


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

                                   APPENDIX I

                            COMPLETE TEXT OF RULE 419
                                (17 CFR 230.419)
                                 Appendix I - 1

Rule 419 -- Offerings by Blank Check Companies

(a) Scope of the rule and definitions. (1) The provisions of this section shall apply to every registration statement filed under the Act relating to an offering by a blank check company.

     (2) For purposes of this section, the term "blank check company" shall mean a company that:

         (i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

         (ii) Is issuing "penny stock," as defined in Rule 3a51-1 (17 CFR 240.3a51-1) under the Securities Exchange Act of 1934 ("Exchange Act").

     (3) For purposes of this section, the term "purchaser" shall mean any person acquiring securities directly or indirectly in the offering, for cash or otherwise, including promoters or others receiving securities as compensation in connection with the offering.

(b) Deposit of securities and proceeds in escrow or trust account-- (1) General.
(i) Except as otherwise provided in this section or prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into:

               (A) An  escrow  account  maintained  by  an  "insured  depository institution," as that term is defined in section 3(c)(2) of the Federal Deposit Insurance Act (12 U.S.C. 1813(c)(2)); or

               (B) A separate  bank  account  established  by a broker or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1 (17 CFR 240.15c3-1), in which the broker or dealer acts as trustee for persons having the beneficial interests in the account.

         (ii) If funds and securities are deposited into an escrow account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with 12 CFR
               330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held.

     (2) Deposit and investment of proceeds. (i) All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

         (ii) Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

         (iii) Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

         (iv)  Deposited proceeds shall be invested in one of the following:

               (A) An obligation  that  constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act (12 U.S.C. 1813 (1));

               (B) Securities  of any  open-end  investment  company  registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.) that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) of 17 CFR 270.2a-7 (Rule 2a-7) under the Investment Company Act; or

(C) Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

NOTE TO SEC. 230.419(B)(2)(IV): Issuers are cautioned that investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

          (v) Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

         (vi) The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

     (3) Deposit of securities. (i) All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also 17 CFR 240.15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

         (ii) Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

         (iii) Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

     (4) Escrow or trust agreement. A copy of the executed escrow or trust agreement shall be filed as an exhibit to the registration statement and shall contain the provisions of paragraphs (b)(2), (b)(3), and
         (e)(3) of this section.

     (5) Request for supplemental information. Upon request by the Commission or the staff, the registrant shall furnish as supplemental information the names and addresses of persons for whom securities are held in the escrow or trust account.

NOTE TO SEC. 230.419(B): With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 15c2-4 (17 CFR 240.15c2- 4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that Rule are met (e.g., reaching the minimum in a "part-or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

(c) Disclosure of offering terms. The initial registration statement shall disclose the specific terms of the offering, including, but not limited to:

     (1) The terms and provisions of the escrow or trust agreement and the effect thereof upon the registrant's right to receive funds and the effect of the escrow or trust agreement upon the purchaser's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of purchasers' funds resulting from deposits in excess of the insured amounts; and

     (2) The obligation of the registrant to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to this section, purchasers confirm in writing their investment in the registrant's securities as specified in paragraph (e) of this section.

(d) Probable acquisition post-effective amendment requirement. If, during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post- effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.

(e) Release of deposited and funds securities--(1) Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:

         (i) Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

         (ii) Discloses the results of the initial offering, including but not limited to:

               (A) The gross offering proceeds received to date,  specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and

               (B) The specific  amount,  use and application of funds disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

         (iii) Discloses the terms of the offering as described pursuant to paragraph (e)(2) of this section.

     (2) Terms of the offering. The terms of the offering must provide, and the registrant must satisfy, the following conditions.

         (i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post- effective amendment and any amendment or supplement thereto;

         (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

         (iii) The  acquisition(s)  meeting the  criteria set forth in paragraph
               (e)(1) of this section will be consummated if a sufficient number of purchasers confirm their investments; and

         (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

     (3) Conditions for release of deposited securities and funds. Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

         (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs
               (e)(1) and (e)(2) of this section have been met; and

         (ii) Consummation of an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of this section.

     (4) Prospectus supplement. If funds and securities are released from the escrow or trust account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

NOTES TO SEC. 230.419(E): 1. With respect to a blank check offering subject to both Rule 419 and Exchange Act Rule 10b-9 (17 CFR 240.10b-9), the requirements of Rule 10b-9 are applicable only until the conditions of the offering governed by that Rule are met (e.g., reaching the minimum in a "part-or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.

    2. If the business(es) or assets are acquired for cash, the fair value shall be presumed to be equal to the cash paid. If all or part of the consideration paid consists of securities or other non-cash consideration, the fair value shall be determined by an accepted standard, such as bona fide sales of the assets or similar assets made within a reasonable time, forecasts of expected cash flows, independent appraisals, etc. Such valuation must be reasonable at the time made.

(f)  Financial statements. The registrant shall:

     (1) Furnish to security holders audited financial statements for the first full fiscal year of operations following consummation of an acquisition pursuant to paragraph (e) of this section, together with the information required by Item 303(a) of Regulation S-K (17 CFR 229.303(a)), no later than 90 days after the end of such fiscal year; and

     (2) File the financial statements and additional information with the Commission under cover of Form 8-K (17 CFR 249.308); provided, however, that such financial statements and related information need not be filed separately if the registrant is filing reports pursuant to
         Section 13(a) or 15(d) of the Exchange Act.

                                   APPENDIX II

                             INVESTOR TIPS FROM THE
                                 Appendix II - 1
              NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION
                         BLIND POOL INVESTMENT OFFERINGS

       During prosperous times, potential investors tend to become less cautious in considering investment alternatives, a course of action that can have disastrous results. One type of investment instrument that lures unwary investors is the "blind pool" offering. Blind pools are investment vehicles that raise capital by selling securities to the public without telling investors what the specific use of the proceeds will be. A common form of blind pool is the "blank check" offering. While the blind pool will usually provide at least some indication of what general industry the funds will be invested in, blank check offerings do not identify any proposed investment intent whatsoever. They are literally "blank checks" that the promoter can use at his whim.

       Sometimes, however, the promoter knows exactly what he intends to do with the money raised at the time he offers blind pool shares to the public, but chooses not to disclose his intentions for fear that prospective investors might shy away if they "knew too much." In these cases, it is only the investor who is truly blind to the use of his or her money. Strangely enough, investors readily agree to commit funds for totally unspecified purposes and with no assurance or commitments.

The Growth of Blind Pools

       Blind pools are nothing new. They originated in England about 280 years ago. The first known blind pool included a statement in the prospectus offering shares "of a company for carrying on an undertaking of great advantages, but nobody to know what it is." They surfaced in America during the stock market boom of the 1920s.

How They Work

       Aside from the lack of information regarding use of proceeds, blind pool offerings are often characterized by an absence of proven managerial and technical expertise among the corporate officer and key employee. Given the lack of information about the funds` ultimate use, investors should be especially interested in the business background and knowledge of the promoters and officers. Nevertheless, investors in blind pools don't seem to place much emphasis on many promoters` business background (or lack of it). Such failure to consider what are probably the key elements to success or failure in such an investment can cause regret down the road.

       Blind pools are often undercapitalized, having virtually no assets other than the other money obtained through the offering itself. This lack of funding is especially critical since the primary purpose of many blind pools is to raise funds to acquire a private firm that wants to go public without going through the usual regulatory steps. A private firm can arrange to be taken over by a blind pool company in a "reverse acquisition" (that is, the private company is the surviving entity) thus becoming public without the intense scrutiny and delay associated with underwriting and SEC and/or state registration.

       These actions often result in a significantly increased stock price for the blind pool investors immediately after the acquisition. However, frequently inadequate capital, lack of management skills and an overvaluation of the stock will quickly serve to drive down the price. The original promoters, who received their shares at prices far lower than the public investors paid, can sell their interests immediately after an acquisition when the price is high, leaving the investors to fend for themselves.

       Many investors, of course, don't bother to carefully to read a prospectus in their haste to invest. This is a big mistake. Any potential investor must not disregard risk factors and operational details mentioned in the prospectus.

       Although many blind pool prospectuses may disclose that the pool cannot afford to buy another company, it will be quick to point out that there are many small, private companies that are anxious to go public and one of them will acquire this blind pool. The truth is, these reverse acquisitions rarely occur, and when they do the financial position of the newly public company can rarely sustain the overinflated price of the stock. Very few blind pools are truly successful. The real winners in the pool are usually their underwriters, attorneys, and promoters, not the investors themselves.

       A final characteristic of blind pools is that stocks are usually offered at low prices, often under five dollars a share. They are frequently sold by stockbrokers and brokerage houses that specialize in selling low priced "penny stocks" although, in some instances, the promoters of the blind pools sell shares directly to investors without going through a registered broker/dealer. Some promoters have used high-pressure "boiler room" telephone sales tactics to sell shares in their pools. The low stock prices lure investors into totally speculative ventures because they don't feel they have to risk a lot of money to participate.

       Unfortunately, if these investments are mismanaged and the investors lose their money, the victims don't usually complain, thinking that the losses would not justify the cost of suing the promoters. Investors tend simply to absorb losses and do not bother to complain to regulatory authorities about the fraud or misuse. Often in the past as a result of limited resources, regulators did not give high priority to blind pools. Their relative insignificance in the investment marketplace and the lack of public complaints had fostered this policy.

Regulatory Trends

       While some states` securities laws and regulations preclude the registration and sale of blind pools, their regulation by some state and federal agencies traditionally has not been given much attention. However, as blind pools have proliferated the state and federal authorities appear to be clamping down.

       In Utah, where blank checks were said to "roam the land in herds" the state securities division issued a regulation in 1986 to combat abuses. The ruling requires blank check offerings to keep 80 percent of the initial proceeds of the offering in an escrow account until the promoter declares what business they will be entering into. At that time, they will be required to offer shareholders a opportunity to back out of the investment or, given full disclosure about the intended use of proceeds the right to continue their investment. No stock certificates will be issued until that point, and thus the shareholders are locked into their purchase until the time. Since the regulation went into effect, the number of filing for blind pool registrations has dropped drastically.

       Florida also passed legislation in 1986 that affects all shares issued at less than five dollars per share that are not traded on a recognized stock exchange such as the New York or American Stock Exchanges. These new issues are subjected to a fairness standard of review. Since many blind pool offerings are priced below five dollars a share and will never be traded on a nationally recognized exchange, they will be subject to review. Also, any offering where the issuer has committed any "Reportable acts" within the past ten years will be subject to merit review. "Reportable acts" include bankruptcy, conviction of a criminal act, and security or commodity violations. This provision will allow further scrutiny of additional questionable offering since many times, blind pool promoters have prior records of disciplinary action.

How to Avoid a Bad Investment

       Before making any investment, always fully read the prospectus. Make sure you know the background of the promoters and officers. Carefully read the "risk factors" section in the prospectus. A key question to check out is whether the promoter made a substantial investment in the entity. In other words, is he putting his money at risk as he is asking investors to risk theirs? Just because a promoter owns a big block of shares doesn't mean he paid a significant amount of money for them. Remember that all oral statements about the company may be nothing more than a hype to get you to invest.

       Don't allow yourself to be pressured in a quick decision. If the promoter wants your decision now, your answer should probably be "no." Allow enough time to have the offering reviewed by your attorney, accountant or investment counselor.

       After you have carefully read the prospectus and understand all the information, consider other investment alternatives. Can you get the same return on your investment with less risk? As with any speculative investment ask yourself if you can afford to lose your money? Does the return sound too high compared to other investments? Remember, if it sounds too good to be true, it probably is.

For More Information

       The securities administrators in your state, province, or territory are responsible for the protection of investors by insuring that complete information is available for many types of investments. If you have questions about a blind pool investment, contact your local administrator first. Your prompt action could save you money.

       Reprinted with permission, http://www.nasaa.org

                       WIN OR LOSE ACQUISITION CORPORATION
                                           (A DEVELOPMENT STAGE ENTITY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page

Report of the Independent Auditors .......................................   F-2

Balance Sheet as of December 20, 2000 ....................................   F-3

Statement of Operations for the period
December 1, 2000 (date of inception)
through December 20, 2000 ................................................   F-4

Statement of Changes in Stockholders' Equity for the period
December 1, 2000 (date of inception)
through December 20, 2000 ................................................   F-5

Statement of Cash Flow for the period
December 1, 2000 (date of inception)
through December 20, 2000 ................................................   F-6

Notes to Financial Statements ............................................   F-7

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors of
       Win or Lose Acquisition Corporation

       We have audited the accompanying balance sheet of Win or Lose Acquisition Corporation (a Delaware corporation in the development stage) as of December 20, 2000, and the related statements of operations, changes in Stockholders' equity (deficit) and cash flows for the period from inception (December 1, 2000) to December 20, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Win or Lose Acquisition Corporation as of December 20, 2000, and the results of its operations and its cash flows for the period from inception (December 1, 2000) to December 20, 2000, in conformity with accounting principles generally accepted in the United States.


Want & Ender, CPA, PC


New York, New York
December 21, 2000

                       WIN OR LOSE ACQUISITION CORPORATION
                                           (A DEVELOPMENT STAGE ENTITY)
                                  BALANCE SHEET

                                DECEMBER 20, 2000


ASSETS

Current Assets:
Cash ...............................................................     $44,500
                                                                         -------
Total current assets ...............................................     $44,500

Organization Costs
Filing and Legal fees of incorporation .............................         500
                                                                         -------
Total organization costs ...........................................         500

Total Assets .......................................................     $45,000
                                                                         =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Total current liabilities ..........................................     $  --

Long-term Debt
Total long-term debt ...............................................     $  --
                                                                         -------

Total Liabilities ..................................................     $  --


Stockholders' Equity
Common stock, $0.001 par value, 25,000,000 shares authorized,
1,500,000 shares issued and outstanding at December 20, 2000, ......     $ 1,500
Preferred, $0.001 par value, 5,000,000 shares authorized,
no shares issued and outstanding at December 20, 2000, .............        --
Additional paid in capital (1) .....................................      43,500
Deficit accumulated during development stage .......................        --
                                                                         -------

Total Stockholder's Equity .........................................     $45,000
                                                                         =======


















       The accompanying notes are an integral part of this Balance Sheet.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                             STATEMENT OF OPERATIONS

            FOR THE PERIOD FROM DECEMBER 1, 2000 (DATE OF INCEPTION)
                            THROUGH DECEMBER 20, 2000


Revenues ..................................................           $     --


Expenses ..................................................           $     --
                                                                      ----------

Net Income (loss) .........................................           $     --
                                                                      ==========

Net Income (Loss) Per Common Share ........................           $     --
                                                                      ==========

Number Of Common Shares Outstanding .......................            1,500,000
                                                                      ==========







































  The accompanying notes are an integral part of this Statement of Operations.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE PERIOD FROM DECEMBER 1, 2000 (DATE OF INCEPTION)
                            THROUGH DECEMBER 20, 2000


                                                                                            Deficit
                                                                                          Accumulated
                                                                           Additional     During The
                                                  Common Stock               Paid-In      Development
                                              Shares        Par Value        Capital         Stage          Total
Issuance of stock to founders
For cash                                    1,500,000        $1,500          $43,500            $--         $45,000

Net Income (loss)
For the period from December 1, 2000
    (Inception) through December 20, 2000          --           $--              $--            $--             $--
                                                   --           ---              ---            ---             ---

BALANCE, December 20, 2000                  1,500,000        $1,500          $43,500            $--         $45,000
                                            =========        ======          =======            ===         =======



































        The accompanying notes are an integral part of this Statement of
                        Changes in Stockholders' Equity.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                             STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM DECEMBER 1, 2000 (DATE OF INCEPTION)
                            THROUGH DECEMBER 20, 2000


Cash Flows From Operating Activities:
Net income (loss) ..............................................       $   --
                                                                       --------
Net cash provided by (used in) operating activities ............       $   --

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock .........................       $ 45,000
Payment of Organization Costs
                                                                       --------
                                                                           (500)
Net cash provided by (used in) financing activities ............       $ 44,500

Net increase in cash ...........................................       $ 44,500

CASH, beginning of period ......................................       $   --
                                                                       --------

CASH, end of period ............................................       $ 44,500
                                                                       ========


































                   The accompanying notes are an integral part
                         of this Statement of Cash Flows

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 20, 2000


1.     Organization and Operations

       Win or Lose Acquisition Corporation (the "Company") was incorporated in the State of Delaware on December 1, 2000, for the purpose of raising capital, which is to be used to effect a business combination (the "Business Combination"). The Company is currently in the development stage. All activity of the Company to date relates to its formation and proposed fund raising.

       The  Company's   ability  to  commence   operations  is  contingent  upon
completion of a public offering (the "Proposed Offering") of the Company's Common Stock. Note 2 discusses the details of the Proposed Offering.

       The Proposed Offering will be conducted in compliance with Securities and Exchange Commission Rule 419, which was adopted to strengthen the regulation of securities offered by "blank check" companies. A blank check company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) a company which is proposing to issue a "penny stock." For purposes of Rule 419, penny stocks include all shares that have a price of less than $5 per share and are not quoted in the Nasdaq system or listed on a stock exchange.

       The Proposed Offering can be considered a "blind pool." Blind pool offerings are inherently characterized by an absence of substantive disclosures relating to the use of the net proceeds of the offering. Consequently, although substantially all of the proceeds of the Proposed Offering in connection with a Business Combination, the proceeds are not specifically designated for this purpose. Upon completion of this Proposed Offering, 90% of the net proceeds, will be deposited in a segregated escrow account ("Rule 419 escrow") until the earlier of (1) the consummation of a Business Combination or (2) the liquidation of the Company in the event that the Company does not effect a Business Combination. Since the Company has not yet identified an acquisition target (the "Target"), investors in the Proposed Offering will have virtually no substantive information available for advance consideration of any specified Business Combination.

       As a result of its limited resources, the Company will, in all likelihood, have the ability to affect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

       The Company will not effect a Business Combination unless the fair market value of the Target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the subscription proceeds.

       Upon the completion of a Business Combination, the Company may not satisfy the criteria for qualifying its securities in the Nasdaq system. In such an event, the Company's securities will be traded in the over-the-counter market. It is anticipated that they will qualify for listing on the OTC Bulletin Board, a NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market. It is also anticipated that the company's securities will qualify for listing in the "Pink Sheets" published by National Quotation Bureau Incorporated. There can be no assurance that the liquidity and prices of the Company's securities in the secondary market will not be adversely affected.

       There is no assurance that the Company will be able to successfully affect a Business Combination. If the Company is unable to negotiate a transaction within 15 months from the date of its prospectus or close a transaction within 17 months, the Company's Certificate of Incorporation provides for its prompt liquidation.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 20, 2000


2.     Proposed Public Offering of Securities

       The Proposed Offering calls for the Company to offer for public sale up to 500,000 shares of the Company's common stock, par value $0.001 per share, at a price of $0.25 per share.

       The registration statement for the proposed offering also includes the following additional shares of common stock that will be included in and registered by the registration statement

o 500,000 shares of common stock that will be issued to the Company's officers, directors and advisors as compensation for services rendered between the effective date of the registration statement and the closing of a business combination transaction;

o 1,500,000 shares of common stock that were issued to the Company's founders in connection with the organization of the Company and may be transferred to the owners of a Target, or persons designated by them, in connection with a Business Combination; and

o 12,500,000 shares of common stock that may be issued to the owners of a target, or persons designated by them, in connection with a Business Combination.

       The cash proceeds of the Proposed Offering will be $125,000. Of this amount, $112,5000 will be deposited in a special "Rule 419 escrow" pending the completion of a Business Combination and the balance will be released to the Company. Since the Company expects to incur approximately $12,500 in out-of-pocket costs in connection with the Proposed Offering, the Proposed Offering is not expected to be a significant source of cash that can be used in the Company's business.

       The escrowed funds will not become an asset of the Company until after the reconfirmation offering. Under ss.152 of the General Corporation Law of Delaware, the shares sold to investors and delivered to the escrow agent will be fully paid upon issuance. Such shares will, however, be subject to the subscription reconfirmation, Rule 419 escrow and additional payment requirements discussed in the prospectus.

       In connection  with the Proposed  Offering,  the Company intends to issue
500,000 shares of common stock to its officers, directors and advisors as compensation for services rendered between the effective date of the registration statement and the closing of a business combination transaction. Upon issuance of these shares of Common Stock, the Company will recognize $125,000 in non-cash compensation expense. The compensation shares will be fully paid and nonassessable when they are issued and delivered to the escrow agent.

       In connection with the incorporation of the Company and the preparation of its' registration statement, one of the founders hired his own lawyers to review his legal conclusions and edit various documents prepared by him. The associated legal fees of approximately $10,000 were paid from personal funds, have not been reflected the Company's financial statements and will not be reimbursed by the Company.

3.     Summary of Significant Accounting Policies

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       WIN OR LOSE ACQUISITION CORPORATION
                                           (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 20, 2000


3.     Summary of Significant Accounting Policies (continued)

       Deferred Offering Costs

       The Company expects to incur our-of-pocket offering costs of approximately $12,500 in connection with the Proposed Offering. These deferred offering costs will be carried as an intangible asset until the Company completes a business combination transaction. The deferred offering costs will the be charged against additional paid-in capital.

       Net Income (Loss) Per Common Share

       The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB No. 98"). Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per common share ("Basic EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) per common share ("Diluted EPS") is computed by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations.

       Diluted EPS for the period from December 1, 2000 (date of inception) through December 20, 2000 does not include the impact of warrants then outstanding, as the effect of their inclusion would be antidilutive.

        Stock-Based Compensation

       The Company accounts for stock-based compensation under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and elected to continue the accounting set forth in APB No. 25, "Accounting for Stock Issued to Employees," and to provide the necessary pro forma disclosures as if the fair value method has been applied. No pro forma disclosures have been made as

       The Company accounts for nonemployee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily determinable.

4.     Capital Stock

       The Company's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock. The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than as described in the Proposed Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders participating in the Proposed Offering will occur.

       The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 5,000,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company's Common Stock. There are no shares of preferred stock issued or outstanding.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 20, 2000

5.      Incentive Stock Plan

       The Company's 2000 Incentive Stock Plan was adopted by its board of directors and approved by its founders in connection with the organization of The Company. The total number of shares of common stock reserved for issuance under the plan will be the lesser of 750,000 shares, or 10% of the outstanding common stock of the Company immediately after the completion of a Business Combination.

       The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including
(i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

       The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise period for which incentive awards may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

6.     Related Party Transactions

       Sally A. Fonner, the president of the Company, is the sole stockholder, officer and director of Capston Network Company ("Capston"). Capston will provide certain services to the Company pursuant to the terms of an administration and marketing agreement between Capston, the Company and the founders of the Company. Capston's only compensation for the facilities and services it provides the Company will be a variable interest in the cash proceeds, if any, received by the founders from their resale of the founders' shares. Under the terms of the administration and marketing agreement, the founders will jointly pay Capston a cash fee equal to:

o 80% of the first $150,000 in cash proceeds from the sale of founders' shares; plus

o 50% of the second $150,000 in cash proceeds from the sale of the founders' shares; plus

o 20% of any additional cash proceeds received from the sale of the founders' shares.

7.     Income Taxes

       Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                           INSTRUCTIONS FOR INVESTORS

       If you want to subscribe to purchase shares of our common stock, you must:

o Make a photocopy of the subscription agreement and complete all required information.

o Initial each page and then sign the subscription agreement in the space indicated.

o Mail the executed subscription agreement, together with payment in the amount of $0.25 per share to:

                            ___________________ Bank
                          Subscription Escrow Agent for
                       Win or Lose Acquisition Corporation
                                 Street Address
                                 City, State Zip

       We are conducting our offering on an "all or none" basis and cannot conduct a closing until we have collected all checks and other instruments of payment. If you want to purchase your shares with a personal check, your subscription should be mailed to the escrow agent at least 10 days before the termination date of the offering. If you want to purchase your shares with a money order, cashiers check or bank wire transfer, your subscription should be mailed to the escrow agent at least 5 days before the termination date of the offering.

       We will deposit your money in a segregated subscription escrow until we have received subscriptions for 500,000 shares. If all of the shares are not purchased within 90 days, we will terminate this offering and refund your money, together with any interest we earn on the subscription escrow.



                       WIN OR LOSE ACQUISITION CORPORATION
                SUBSCRIPTION AGREEMENT FOR SHARES OF COMMON STOCK



Win or Lose Acquisition Corporation
1612 North Osceola
Clearwater, Florida 33755

Gentlemen,

1. I have received a complete copy of the prospectus dated ____________________, 2001 for an initial public offering of the common stock of Win or Lose Acquisition Corporation (the "Company"). I have been advised that:

(a) The Company is offering to sell 500,000 shares of common stock to the public for cash. The Company is a "blank check company," as that term is defined in Securities and Exchange Commission Rule 419, and the initial public offering is being conducted in accordance with the requirements of Rule 419.

(b) The minimum subscription that will be accepted from any investor is 1,000 shares of common stock and the maximum subscription that will be accepted from any investor is 10,000 shares. The Company has reserved the right to cancel or modify the offering at any time and to accept or reject subscriptions in whole or in part.

(c) All subscriptions to purchase the Company's shares will be delivered directly to __________________ Bank, as subscription escrow agent, pending the sale of 500,000 shares. If fully paid subscriptions for 500,000 shares are not received on or before _______________, 2001, my subscription funds will be returned to me, together will simple interest at passbook savings rates.

(d) Upon receipt of fully paid subscriptions for all 500,000 shares, ________________ Bank, as subscription escrow agent, will promptly establish a Rule 419 escrow in accordance with the prospectus. Upon creation of the Rule 419 escrow, all of the subscription proceeds and all of the interest earned on the subscription escrow will be transferred directly to the Rule 419 escrow.

(e) When the Company delivers a stock certificate for my shares to the Rule 419 escrow, the escrow agent will promptly release the sum of $0.025 per share to the Company. My shares will be fully paid and nonassessable stock upon issuance, but will be subject to the provisions of this Subscription Agreement until they are released from the Rule 419 escrow. My stock certificate and all remaining subscription funds will be retained in the Rule 419 escrow until the Company complies with Rule 419 or until the Rule 419 escrow is terminated, whichever occurs first.

(f) Except as set forth in this Subscription Agreement, I will not have the right to demand the return of my subscription funds, or my share of the funds on deposit in the Rule 419 escrow. I will not be permitted to sell, pledge or otherwise transfer my shares, or any interest therein, until the Company has complied with Rule 419 and the escrow agent has mailed my stock certificate to me.

(g) THE COMPANY'S Shares are EXTREMELY speculative AND The offering described in THE Prospectus involves a VERY high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in THE COMPANY'S Shares.

2. If the Company fails to negotiate a proposed business combination or other acquisition within the time limits specified in its Certificate of Incorporation, the board of directors will promptly commence the liquidation of the Company and I will, upon completion of the liquidation, receive from the Company a liquidating distribution equal to my pro rata share of the Company's remaining assets.

3. If the Company is liquidated in accordance with the provisions of paragraph 2 of this Subscription Agreement or otherwise fails to negotiate a proposed business combination or other acquisition within the time limits specified in Rule 419, the escrow agent will, within 5 business days, surrender my shares to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

4. If the Company negotiates a proposed business combination or other acquisition within the time limits specified in the prospectus, I will be sent a new prospectus that provides a detailed description of the proposed acquisition and the other information required by Rule 419. The new prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company's registration statement that contains the new prospectus. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

(a) remain a stockholder of the Company and instruct the escrow agent to release the additional subscription payment specified in paragraph 7 to the Company, or

(b) instruct the escrow agent to surrender my shares to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

5. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation agreement and send the executed agreement to the escrow agent within the reconfirmation period specified in the new prospectus. If the escrow agent does not receive an executed reconfirmation agreement from me within the period specified in the new prospectus, the escrow agent will, within 5 business days after the expiration of the reconfirmation period, surrender my shares to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

6. Even if I elect to remain a stockholder of the Company, that election will be subject to the reconfirmation threshold specified in the Company's new prospectus. Therefore, if a sufficient number of other purchasers of the Company's shares do not also execute reconfirmation agreements within the period specified in the new prospectus, the escrow agent will, within 5 business days after the expiration of the reconfirmation period, surrender my shares to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

7. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's new prospectus is met, the additional subscription payment for the shares purchased by me shall be equal to the sum of: $0.225 per share; plus all interest earned on my subscription funds while they were on deposit in the subscription escrow; plus my pro rata share of all interest earned on the funds on deposit in the Rule 419 escrow.

8. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's new prospectus is met, the additional subscription payment will by paid to the Company from the Rule 419 escrow within 5 business days after the expiration of the reconfirmation period specified in the Company's new prospectus. The escrow agent will mail my stock certificate to me within 5 business days after the expiration of the reconfirmation period specified in the Company's new prospectus.

9. Subject to all of the foregoing, I (we) hereby subscribe to purchase _____________ shares of the Company's common stock at a price of $0.25 per share. I (we) have executed this signature page to the Subscription Agreement on the date set forth below and forwarded the executed signature page, together with payment of the subscription price, to the subscription escrow agent.


       Executed in the City of _________________, State of ________________

       this ___ day of ___________, 2001



(Signature of Investor)


                        GENERAL REGISTRATION INFORMATION

       Please register my shares as follows


_____________________________________         _______________________________
(Name of Registered Owner)                    (Name of Co-owner, if any)


_____________________________________
(Social Security or Federal Tax I.D. Number)


_____________________________________________________________________________
(Street Address)


_____________________________________________________________________________
(City, State, Zip Code)

                        SPECIAL REGISTRATION INSTRUCTIONS

            [_]  Please register our joint ownership as follows.

                [_]  As tenants in common.
                [_]  As tenants by the entireties.
                [_] As joint tenants with right of survivorship and not as tenants in common.

              Please register my gift under the Uniform Gifts to Minors Act as follows:


__________________________________, custodian for ______________________________


     under the Uniform Gifts to Minors Act of the State of ____________________.

                       Win or Lose Acquisition Corporation

                         500,000 shares of common stock



















































                               1612 North Osceola
                            Clearwater, Florida 33755
                                 (727) 443-3434

                       Win or Lose Acquisition Corporation

                        14,500,000 shares of common stock

       THIS PROSPECTUS SUPPLEMENT DOES NOT INCLUDE ALL OF THE INFORMATION CONTAINED IN OUR PROSPECTUS DATED _______________, 2001 AND OUR ORIGINAL PROSPECTUS IS AN INTEGRAL PART OF THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT MAY NOT BE USED AS A STAND ALONE DISCLOSURE DOCUMENT.

       On ______________, 2001, we received an order of effectiveness for our registration statement under the Securities Act of 1933. As the first step in the implementation of our business plan, we conducted an initial public offering of 500,000 shares of common stock that were sold to the public for cash at an offering price of $0.25 per share. We are a "blank check company," as defined in Securities and Exchange Commission Rule 419, and our IPO was conducted in compliance with that Rule. We must conduct a reconfirmation offering pursuant to Rule 419 before stock certificates for the shares offered hereby can be delivered to the purchasers.

       The purpose of our IPO was to create a "public shell" that would attempt to negotiate a business combination with another company that has both business history and operating assets. We will refer to acquisition candidates as "targets" in this prospectus supplement. We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. We will not restrict our search for a target to a particular industry. Our business plan is contingent on the successful completion of this offering.

       We have $**,*** in cash at the date of this prospectus supplement. In addition, we have deposited $***,*** in proceeds from our IPO in a Rule 419 escrow account. These funds will not be available to us until we have negotiated a business combination with a target, complied with the requirements of Rule 419, completed our reconfirmation offering, and closed a business combination transaction.

       This prospectus supplement relates to 14,500,000 shares of our common stock that will be offered for sale in connection with the implementation of the second stage of our business plan.

       We will offer to issue 500,000 shares of common stock to our officers, directors and advisors as compensation for services rendered during the period between the closing date of our IPO and the commencement of our reconfirmation offering. We will not receive any cash or other proceeds in connection with the issuance of the compensation shares.

       We will offer to issue up to 12,500,000 shares of common stock to the owners of a target in connection with a business combination. We will refer to these shares as "acquisition shares" in this prospectus supplement. All of the terms of a potential business combination, including the value of the acquisition shares and the structure of the transaction, will be determined by arms-length negotiations between our officers and directors and the representatives of the potential target.

       Our founders will offer to sell or transfer up to 1,500,000 shares of common stock to the owners of a target in connection with a business combination. We will refer to these shares as "founders' shares" in this prospectus supplement. Our founders may not sell or transfer the founders' shares to any person unless the transfer is affected in connection with a business combination. All of the terms of a transaction involving the sale or transfer of the founders' shares will be determined by arms-length negotiations between our founders and the representatives of the potential target. We will not receive any proceeds from the sale of the founders' shares.

  Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this Prospectus SUPPLEMENT is truthful OR complete. Any representation to the contrary is a criminal offense.

 The offering described in this Prospectus SUPPLEMENT involves a high degree of risk. See "Risk Factors" Beginning on page 4 OF OUR ORIGINAL PROSPECTUS AND "ADDITIONAL RISK FACTORS" BEGINNING ON PAGE 3 OF this PROSPECTUS
                                   SUPPLEMENT.

               SUMMARY INFORMATION ON OUR INITIAL PUBLIC OFFERING

       Our registration statement was declared effective on ______________, 2001. As the first step in the implementation of our business plan, we sold 500,000 shares of common stock to the public for cash at an offering price of $0.25 per share. The following table provides summary information on the proceeds received and the costs incurred in connection with our IPO.

       Proceeds from our sale of 500,000 shares                         $125,000
       Interest earned on subscription proceeds
         Total offering proceeds

       Proceeds deposited in Rule 419 Escrow

       Proceeds released for use in our business                         $12,500

       Federal and state registration fees Legal fees and expenses Accounting fees and expenses Escrow Agent fees and expenses Printing and engraving expenses Miscellaneous expenses
         Total offering costs

       Net proceeds available for use in our business

       At the date of this prospectus supplement, we have $**,*** in cash on deposit in an insured checking account. We have no other material assets.

       During the offering period, we distributed *** copies of our prospectus to potential investors. We ultimately received subscriptions for ***,*** shares of common stock from *** investors. In connection with the closing of our offering, we partially rejected subscriptions from ** investors and refunded $**,*** in subscription proceeds. We then closed the offering and issued a total of 500,000 shares to a total of *** investors. The following chart provides summary information on the location of our stockholders and the distribution of our common stock.

  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
       Number of shares           Florida          New York           _____            Other            Foreign
          per holder             residents         residents        residents          states          residents
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

   500,000 shares                1 founder             0                0                0            2 founders
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

   8,000 to 10,000 shares        ** holders       ** holders        ** holders       ** holders       ** holders
                                 --               --                --               --               --
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

   6,000 to 8,000 shares         ** holders       ** holders        ** holders       ** holders       ** holders
                                 --               --                --               --               --
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

   4,000 to 6,000 shares         ** holders       ** holders        ** holders       ** holders       ** holders
                                 --               --                --               --               --
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

   2,000 to 4,000 shares         ** holders       ** holders        ** holders       ** holders       ** holders
                                 --               --                --               --               --
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

   Under 2,000 shares            ** holders       ** holders        ** holders       ** holders       ** holders
                                 --               --                --               --               --
  --------------------------- ---------------- ----------------- ---------------- ---------------- -----------------

       At the date of this prospectus supplement, we have 2,000,000 shares of common stock issued and outstanding. Of this total, 1,500,000 shares are held by three founders of our company and the remaining 500,000 shares are held by a total of *** investors who purchased shares in our IPO.

       Our founders will offer to sell or transfer up to 1,500,000 shares of common stock to the owners of a target in connection with a business combination. Our founders may not sell or transfer the founders' shares to any person unless the transfer is affected in connection with a business combination.

                   SUMMARY INFORMATION ON OUR CURRENT OFFERING

Introduction

       We are a "blank check company," as defined in Securities and Exchange Commission Rule 419, and our IPO was conducted in compliance with that Rule. The purpose of our IPO was to create a "public shell" that would attempt to negotiate a business combination with another company that has both business history and operating assets. We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. We will not restrict our search for a target to a particular industry. Our business plan is contingent on the successful completion of this offering. We must conduct a reconfirmation offering pursuant to Rule 419 before stock certificates for our shares can be delivered to the purchasers.

       We have $**,*** in cash at the date of this prospectus supplement. In addition, we have deposited $***,*** in proceeds from our IPO in a Rule 419 escrow account. These funds will not be available to us until we have negotiated a business combination with a target, complied with the requirements of Rule 419, completed our reconfirmation offering, and closed a business combination transaction.

The Offering

       We will offer to issue 500,000 compensation shares to our officers, directors and advisors. Compensation shares may only be issued for bona-fide services that are actually rendered to our company during the period between the closing date of our IPO and the commencement of our reconfirmation offering. Compensation shares may not be used to pay finders' fees or commissions. If compensation shares are issued to any of our officers and directors, they must be issued to all of our officers and directors according to a predetermined formula. Subject to the foregoing, our board of directors will have unlimited discretion to select the individuals who will receive compensation shares and to determine the number of shares that will be issued to each such person. We will not receive any proceeds in connection with the issuance of the compensation shares.

       We will offer to issue up to 12,500,000 acquisition shares to the owners of a target in connection with a business combination. All of the terms of a potential business combination, including the value of the acquisition shares and the structure of the transaction, will be determined by negotiations between our officers and directors and the representatives of the potential target.

       Our founders will offer to sell or transfer up to 1,500,000 founders shares to the owners of a target in connection with a business combination. Our founders may not sell or transfer the founder's shares to any person unless the transfer is affected in connection with a business combination. All of the terms of a transaction involving the sale or transfer of the founders' shares will be determined by negotiations between our founders and the representatives of the potential target. We will not receive any proceeds from the sale of the founders' shares.

       The following table provides summary pro forma information on the potential future ownership of our company if (a) all of the compensation shares are issued to our current officers and directors, (b) all of the acquisition shares are issued in connection with a business combination, and (c) all of the founders' shares are sold or transferred to persons designated by the owners of a target.

                                                      Original      Stock issuances    Likely future     Percent
Current Officers and Directors                        holdings        and (sales)        ownership      of total
Founders' shares                                     1,500,000        (1,500,000)              --
Issuance of compensation shares                             --           500,000          500,000
                                                            --          --------          -------
Total                                                1,500,000        (1,000,000)         500,000          3.33%

Investors in this offering                                  --           500,000          500,000          3.33%

Owners of the target
Purchase of founders' shares                                --         1,500,000        1,500,000
Issuance of acquisition shares                              --        12,500,000       12,500,000
                                                                      ----------       ----------
Total                                                                 14,000,000       14,000,000         93.33%
                                                                                       ----------         ------

Total shares outstanding after business combination                                    15,000,000        100.00%
                                                                                       ==========        =======

                                  RISK FACTORS

       Our shares are speculative and the offering described in this prospectus involves a high degree of risk. You should carefully consider the specific risks described below and in the prospectus, together with the other information in this prospectus supplement and the prospectus before making a decision to invest in our shares. Persons who cannot afford to lose their entire investment should not perform services in exchange for compensation shares.

Special Risks of Compensation Shares

       Your compensation shares will be subject to the safekeeping requirements of Rule 419 and you will not be able to sell them unless we are successful, and then only in compliance with the contractual resale restrictions.

       We will deposit all stock certificates for compensation shares in the Rule 419 escrow until we complete a business combination. You will not be able to sell your compensation shares until we have complied with Rule 419 and the escrow agent has mailed your stock certificate to you. This process may take up to 17 months. When you are able to sell your shares, there can be no assurance that anyone will want to buy them. If a public market for our stock develops, it is likely to be illiquid and volatile, and you will be required to comply with the contractual resale restrictions described herein. Even if there is a market, you may not be satisfied with the market price. Accordingly, you may be unable to sell our shares when you want to. You should be prepared to bear the economic risk of owning compensation shares for an indefinite period of time.

       The disclosure and reconfirmation requirements of Rule 419 will not provide meaningful protection to persons who accept compensation shares as payment for services.

       Rule 419 will not provide meaningful protection to persons who accept compensation shares as payment for services. Rule 419 is designed to protect only persons who purchase securities for cash and is, therefore, ineffective in cases where the consideration received by the issuer cannot be placed in trust for the benefit of investors and returned at a later date. If you perform services for our company in return for compensation shares, we will be unable to either place the consideration received by us in trust, or return it to you at a later date if our business plan is not successful. You will not be entitled to assert a claim for cash compensation if we are unable to successfully implement our business plan. In that event, you will only be entitled to receive your pro rata share of any liquidating distributions we make to our stockholders. The value of such a liquidating distribution, however, is not likely to be substantial. Therefore each person who performs services in return for compensation shares will bear the risk that subsequent events beyond our control will render the compensation shares worthless.

       Your compensation shares will be taxable at ordinary income rates when you receive them.

       Under the Internal Revenue Code of 1986, you are required to include the fair market value of your compensation shares in your taxable income for the year in which they are issued, notwithstanding the fact that your stock certificate will be deposited in the Rule 419 escrow upon issuance. While the issue is not free from doubt, the existence of the Rule 419 escrow will probably not constitute a "substantial risk of forfeiture" for purposes of ss.83 of the Internal Revenue Code. Since the book value of our common stock is approximately $0.02 per share and there is no assurance that (a) the funds in the Rule 419 escrow will ever be released to us, or (b) we will be able to negotiate and close a business combination transaction, we intend to use the book value of our shares when we prepare your Form 1099 report of Miscellaneous Income. When the reported value has been included in your Federal and state income tax returns, this value will constitute your tax basis for future gain or loss calculations.

       If we are successful and your compensation shares are released from the Rule 419 escrow, you will be bound by the contractual resale restrictions described in our prospectus.

       All of our agreements relating to the issuance of compensation shares will incorporate significant contractual restrictions on the resale of the compensation shares. These restrictions are discussed in detail on page ** of our prospectus. Therefore, even if we are successful, you will not be able to immediately resell all your compensation shares. The combined companies will retain the right to waive the 10% per month volume limitation, but will not be obligated to do so. All other contractual resale restrictions will be binding on you for as long as you continue to own any of your compensation shares.

Special Risks of Shell Transactions

       You should expect increased scrutiny from the regulatory community and a high degree skepticism from the financial community if you enter into a business combination with our company.

       Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Therefore, you should expect more regulatory scrutiny at the Federal and state level than you might otherwise have been subjected to if you simply filed a registration statement under the Securities Act and applicable state laws. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

       You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months.

       A business combination with a public shell is not an effective means of accessing the capital markets. Therefore, you should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the operations or expansion of the combined companies. You should not accept vague assurances that additional capital can be raised by the combined companies immediately after the completion of a business combination.

       You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

       The owners of a target company should not consider a business combination with a public shell if they are seeking investment liquidity for corporate insiders. While our acquisition shares and our founders' shares have been registered under the Securities Act of 1933, all shares held by persons who are affiliates of the combined companies will treated as "control securities." All control securities will be subject to the reporting, manner of sale and volume limitations of SEC Rule 144 for as long as the holder remains an affiliate of the combined companies. Affiliates of the combined companies will be subject to the reporting requirements of Sections 13 and 16 of the Securities Exchange Act of 1934. In addition, affiliates of the combined companies will be required to file a "Notice of Proposed Sale" with the SEC every time they sell shares of our stock. All SEC reports that are filed by affiliates of the combined companies are public information that is readily available to the markets. Until the combined companies have established an active, liquid and sustained trading market on the Nasdaq National Market or an exchange, significant stock sales by affiliates can be expected to result in immediate, substantial and potentially permanent price declines.

       We are not investment bankers and you will need to devote substantial time, effort and expense to the development of a trading market for the stock of the combined companies.

       We are not investment bankers and we have no ability to create or support an active public market for the stock of the combined companies. The agreements relating to the issuance of compensation shares will preclude our current officers and directors from engaging in any activities that promote or maintain a market for the stock of the combined companies. Our officers and directors will not be allowed to engage in "buy-side" trading activities, hedging transactions or other activities that could reasonably be expected to influence the market for the stock of the combined companies. Therefore, you will need to devote substantial time, effort and expense to the development and maintenance of a trading market for the stock of the combined companies. If you are unwilling or unable to devote adequate resources to the development and maintenance of an active trading market, the market price for the stock of the combined companies will decline and such declines are likely to be permanent.

       The stock of the combined companies will not qualify for an immediate Nasdaq listing and may never qualify for such a listing.

       The minimum listing standards for the Nasdaq SmallCap Market and the Nasdaq National Market are described elsewhere in this prospectus supplement. Even if your company meets all of the asset, revenue and income requirements of these listing standards, the combined companies will be required to meet the minimum distribution and minimum market price requirements before our stock will qualify for a Nasdaq listing. At the date of this prospectus supplement, our company only has *** stockholders and there can be no assurance that future trading in the stock of the combined companies will increase the number of stockholders. In addition, the NASD typically requires a company to establish a trading history of 45 to 90 days at a price that exceeds minimum listing standards before it will consider a Nasdaq listing application. Under the circumstances, the stock of the combined companies will have to begin trading on the OTC Bulletin Board and apply for a Nasdaq listing when all of the minimum listing requirements are satisfied. Because of the minimum distribution and minimum trading price requirements, it is impossible to predict whether the stock of the combined companies will ever qualify for a Nasdaq listing.

       Our current stockholders are likely to be "sellers" of shares and the availability of large quantities of registered stock may impede the development of an active trading market or make the market more volatile.

       Our public stockholders presently have $0.025 per share at risk in our business. If we negotiate a business combination and successfully complete our reconfirmation offering, our public stockholders will have a total of $0.25 per share invested in the stock of the combined companies. Moreover, the holders of compensation shares will have no cash at risk in the stock of the combined companies. If you enter into a business combination with our company, our public stockholders and the holders of compensation shares may be eager to sell their shares at a price that is substantially less than the minimum price required for a Nasdaq listing. In such an event, the market may have to absorb all of the shares owned by our existing stockholders before developing a stabilized market price that is based on the business fundamentals of the combined companies. Since it is impossible to predict the timing of a particular stockholder's decision to sell shares, it is likely that sales by our existing stockholders will increase the volatility of any market that does develop for the stock of the combined companies.

       If the combined companies are successful, there may not be enough shares available to satisfy the market.

       Our capital structure has been designed to foster the development of an orderly trading market. If the combined companies are successful, however, our capital structure may make it difficult to satisfy market demands. The 500,000 shares held by our public investors will be immediately available for resale and the price paid by our public stockholders should make them relatively eager to resell their shares as a market develops. We have also endeavored to obtain a relatively even distribution among our public stockholders to help avoid a situation where a small number of large stockholders can depress the market price for an extended period of time. In addition, we will impose contractual resale restrictions on the holders of compensation shares. If the combined companies are successful, our existing stockholders can be expected to maximize their personal benefit. If substantial quantities of our stock are withheld from the market, the supply and demand imbalances may, over the short term, drive the market price of our stock to levels that cannot be sustained over the long-term.

       A business combination with our company will not be less expensive than a traditional IPO.

       At the date of this prospectus supplement, the market price for similarly situated public shells is in the $***,*** to $***,*** range and we expect that the ultimate sales price of the founders' shares will be in line with these market values. We do not have access to any material financial resources other than our cash on hand and, potentially, the cash in the Rule 419 escrow. Therefore, you can expect to incur substantial out-of-pocket costs for:

o The professional fees of your lawyers and accountants who will bear primary responsibility for preparing the detailed information that must be included in our post-effective amendment and disclosed to our public stockholders before we can conduct our reconfirmation offering and close a business combination;

o The costs of preparing and filing any additional registrations that may be necessary or desirable under state securities laws to facilitate the closing of a business combination or the development of a trading market;

o        The  costs  of  printing  and  distributing   stock   certificates  and
         establishing a relationship with a transfer agent;

o The costs of preparing and filing any listing applications that may be necessary or desirable to facilitate the development of a trading market;

o The costs of preparing and distributing the additional investor reports that are required by Rule 419.

       When all of these out-of-pocket costs are taken into account, a business combination with our company will not be less expensive than a traditional IPO. If the resale value of the shares held by our public stockholders and the compensation shares are factored into the equation, a business combination with our company may be considerably more expensive than a traditional IPO.

       If your company has the ability to conduct a traditional IPO, we encourage you to do so.

       We believe that a traditional IPO is a better alternative than a business combination with a public shell. If your company has the ability to conduct a traditional IPO, we encourage you to do so. If your company is not in a position to conduct a traditional IPO and you still want to go public, you should be aware that the process of effecting a business combination with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid and sustained trading market for your stock.


                            NASDAQ LISTING STANDARDS

       We have $**,*** in cash and $***,*** on deposit in the Rule 419 escrow at the date of this prospectus supplement. These financial resources will not make a significant difference in determining whether the stock of the combined companies will qualify for a Nasdaq or exchange listing. That determination will ultimately be made on the basis of the financial resources and prior operating performance of the target. The following table outlines the current Entry Standards for companies that wish to have their securities listed in the Nasdaq Small Cap Market:

                               Entry Standards for
                             NASDAQ Small Cap Market

Net tangible assets (Total asset less total liabilities and goodwill)                              $4,000,000, or
Net income (2 of last 3 years)                                                                       $750,000, or
Market capitalization                                                                              $50,000,000

Total assets                                                                                               N/A
Total equity                                                                                               N/A
Public float (shares)                                                                                1,000,000
Market value of float                                                                               $5,000,000
Bid price                                                                                                $4.00
Active market makers                                                                                         3
Number of stockholders                                                                                     300
Operating history (1)                                                                                   1 year

(1) The operating history requirement only applies to companies that are seeking a listing based on net tangible assets or historical earnings.

       The following table outlines the Entry Standards for companies that wish to have their securities listed in the Nasdaq National Market:

                               Entry Standards for
                             Nasdaq National Market

Net Tangible Assets                                     $6,000,000           $18,000,000                   N/A
Market Capitalization                                          N/A                   N/A          $75,000,000, or
Total Assets                                                   N/A                   N/A           $75,000,000 and
Total Revenue                                                  N/A                   N/A           $75,000,000
Pre-tax Earnings (2 of last 3 years)                    $1,000,000                   N/A                   N/A
Public Float (shares)                                    1,100,000             1,100,000             1,100,000
Market Value of Float                                   $8,000,000           $18,000,000           $20,000,000
Bid Price                                                    $5.00                 $5.00                 $5.00
Market Makers                                                    3                     3                     4
Shareholders                                                   400                   400                   400
Operating History (years)                                      N/A                     2                   N/A


                              PLAN OF DISTRIBUTION

Acquisition shares

       We  are  offering  to  issue  up  to  12,500,000  acquisition  shares  in connection with a business combination. The acquisition shares have been included in our registration statement. Our officers and directors will have broad discretion in negotiating the structure and terms of a business combination. All of the terms of a business combination will be determined by arms-length negotiations between our officers and directors and the representatives of a potential target.

Compensation shares

       We will issue 500,000 compensation shares to our officers, directors and advisors. Compensation shares may only be issued for bona-fide services that are actually rendered to our company between the closing date of our IPO and the commencement of our reconfirmation offering. Compensation shares may not be issued, directly or indirectly, in payment of finders' fees or commissions for the introduction of a target to our company. If compensation shares are issued to any of our officers and directors, they must be issued to all of our officers and directors according to a predetermined formula that may not be changed to give effect to events occurring after the date of our prospectus. Subject to the foregoing limitations, our board of directors will have unlimited discretion to select the individuals who will receive compensation shares and to determine the number of shares that will be issued to each such person. We will not receive any proceeds from the issuance of compensation shares.

Founders' shares

       Our founders are offering to issue up to 1,500,000 founders' shares in connection with a business combination and may not sell or transfer the founder's shares to any person unless the transfer is affected in connection with a business combination. Subject to the foregoing, our founders will be permitted to sell all or any portion of the founders' shares. We will not receive any proceeds from the sale of the founders' shares.


                      INFORMATION REQUIREMENTS FOR TARGETS

       Under Rule 419, we are required to file a post-effective amendment to our registration statement and deliver a final prospectus to our investors before we will be permitted to close on a business combination transaction. In particular, Rule 419 requires that the post effective amendment contain:

o The information specified by Form S-1 and the applicable Industry Guides.

o Audited balance sheets as of the end of the two most recently completed fiscal years and an unaudited balance sheet as of the end of the most recently completed interim period.

o Audited statements of income and cash flow for the three most recently completed fiscal years and unaudited statements of income and cash flow for the most recently completed interim periods and the comparable interim period in the preceding year.

o Pro forma financial information required by Form S-1 and the applicable rules and regulations.

o      The specific disclosures described in our prospectus.

       Our future filings with the SEC must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


       The following table sets forth summary information on the expenses that we expect to incur in connection with the offering. Other than the SEC registration fee, amounts set forth in the following table are estimates:

     SEC registration fee                                                                                $ 990
     Accounting fees and expenses                                                                        1,000
     Fees of securities counsel                                                                            *
     Fees of Delaware counsel                                                                            2,500
     Fees of blue sky counsel                                                                            1,500
     State registration fees                                                                             1,500
     Subscription Escrow Agent Fees                                                                      1,500
     Rule 419 escrow Agent Fees                                                                          2,500
     Printing and engraving expenses                                                                       750
     Miscellaneous expenses                                                                                260
                                                                                                          ----

     Total                                                                                             $12,500
                                                                                                       =======

* In connection with the incorporation of our company and the preparation of this registration statement, John L. Petersen hired his own lawyers to review his legal conclusions and edit various documents prepared by him. The associated legal fees of approximately $10,000 were paid from Mr. Petersen's personal funds, have not been reflected in our financial statements and will not be reimbursed by us

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Our Certificate of Incorporation provides for indemnification of officers and directors as follows:

       ELEVENTH: To the fullest extent permitted by law, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

       The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

       Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

       The following sets forth information relating to all securities of Registrant sold by it since December 1, 2000, the date of Registrant's inception. All of such shares of common stock were purchased on December 20, 2000, at a price of $.03 per share, which was paid in cash.

          Name                       Number of Shares

          John L. Petersen                 500,000
          Rachel A. Fefer                  500,000
          Mark R. Dolan ..                 500,000
                                         ---------
          Total ..........               1,500,000
                                         =========

       Exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1(I)   Certificate of Incorporation of Registrant

3.1(II)  By-laws of Registrant

4.1      Form of certificate evidencing shares of common stock

5.1 Opinion of Stradley, Ronon, Stevens & Young, LLP, respecting legality of common stock

10.1     2000 Incentive Stock Plan of Win or Lose Acquisition Corporation

10.2 Proposed Form of Subscription Escrow Agreement by and between the Registrant and ______________ as escrow agent

10.3 Proposed Form of Rule 419 escrow Agreement by and between the Registrant and ______________ as escrow agent

10.4 Administration and Marketing Agreement, dated as of December 20, 2000 between the Registrant, all current stockholders of the Registrant, and Capston Network Company

23.1     Consent of Want & Ender, CPA, PC.

23.2     Consent of Stradley,  Ronon,  Stevens & Young, LLP (included in Exhibit
         5.1)

24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)

27.1     Financial Data Schedule

(b)      Financial Statement Schedules.

       Financial   statement   schedules  are  omitted  because  the  conditions
requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

       Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (5) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on the 21th day of December 2000.

                                          Win or Lose Acquisition Corporation


                                          /s/ Sally A. Fonner
                                          -------------------------------------
                                          Sally A. Fonner, President

       Each of the officers and directors of Win or Lose Acquisition Corporation whose signature appears below hereby constitutes and appoints Sally A. Fonner and Mark R. Dolan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                            Title                    Date


/s/ Sally A. Fonner
----------------------------
Sally A. Fonner                    President                   December 21, 2000


/s/ Mark R. Dolan
----------------------------
Mark R. Dolan                      Executive Vice President    December 21, 2000
                                   and Director


/s/ Rachel A. Fefer
----------------------------
Rachel A. Fefer                    Secretary/Treasurer         December 21, 2000
                                   and Director


/s/ John L. Petersen
----------------------------
John L. Petersen                   General Counsel             December 21, 2000
                                   and Director